As filed with the Securities and Exchange Commission
on Registration No. 333-206809

The information contained in this registration statement is not complete and may be changed. These securities may not be sold until the registration statement filed with the Securities and Exchange Commission is effective. This Preliminary prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

156,250 SHARES
COMMON STOCK
HOVERINK INTERNATIONAL HOLDINGS, INC.

We are offering up to 156,250 shares in a direct offering (the “Primary Offering”). The shares of common stock are immediately separable and will be issued separately, but will be purchased together in this Offering. The shares will be offered at a fixed price of $6.40 per share for the duration of the Primary Offering.  There is no minimum number of shares that must be sold by us for the offering to close, and we will retain the proceeds from the sale of any of the offered shares that are sold. The offering is being conducted on a self-underwritten, best efforts basis, which means our Board of Directors and Executive officers who shall attempt to sell the shares. There is no minimum number of shares that must be sold by us for the Primary Offering to proceed and there is no assurance that we will sell any Shares under the Primary Offering. We will retain the proceeds from the sale of any of the offered shares. The shares to be sold by us will be sold on our behalf by our Board of Directors and Executive officers. This prospectus will permit our Board of Directors and Executive officers to sell the shares directly to the public, with no commission or other remuneration payable to them for any shares she may sell. The Board of Directors and Executive officers will sell the shares and intends to offer them to friends, family members and business acquaintances. In offering the securities on our behalf, they will rely on the safe harbor from broker-dealer registration set out in Rule 3a4-1 under the Securities and Exchange Act of 1934. The intended methods of communication include, without limitations, telephone and personal contact. For more information, see the section of this prospectus entitled "Plan of Distribution". We are subject to applicable provisions of the Exchange Act and the rules and regulations under it, including, without limitation, Rule 10b-5 and a distribution participant under Regulation M. All of the foregoing may affect the marketability of the common stock.

All expenses of the registration statement including, but not limited to, legal, accounting, printing and mailing fees are and will be borne by us.

The selling security holders named in this prospectus are offering 1,692,000 common shares (the “Secondary Offering”), which includes
1,692,000 common shares, all discussed elsewhere in this Prospectus. We will not receive any proceeds from the sale of shares being sold by selling security holders. The prices at which the selling security holders may sell their shares will be at a fixed price of $6.40 per share until such time as the shares of our common stock are traded on the OTC Bulletin Board sponsored by FINRA or OTCQB operated by OTC Markets Group, Inc. Although we intend to apply for quotation of our common stock on the OTC Bulletin Board or OTCQB through a market maker, public trading of our common stock may never materialize. If our common stock becomes traded on the OTC Bulletin Board or OTCQB, then the sale price to the public will vary according to prevailing market prices or privately negotiated prices by the selling shareholders

The selling security holders may resell their shares to or through underwriters, broker-dealers or agents, who may receive compensation in the form of discounts, concessions or commissions. In addition, the selling security holders and any broker-dealers who execute sales for the selling security holders may be deemed to be an “underwriter” in connection with such sales. The selling security holders named in this prospectus will bear the costs of all commission or discounts, if any, attributable to the sale of their shares. We are bearing the costs, expenses and fees associated with the registration of the common shares in this prospectus. See “Plan of Distribution and Determination of Offering Price.”

The Primary Offering and the Secondary Offering will terminate nine months after this registration statement is declared effective by the SEC. We plan to continue to update the registration statement even after the Offering of the shares has terminated. We do not have any arrangements to place any proceeds of the offering in escrow, trust or any other similar account

We requested that NASDAQ reserve the ticker symbol "HRNK" and “HOVR” for Hoverink International Holdings, Inc. The Reservations listed hereto have been approved and will be reserved for Hoverink International Holdings, Inc. for twenty four months from the date of the reservation 15 July 2017.

We are an “emerging growth company” as that term is used in the Jumpstart Our Business Startups Act of 2012 (the “JOBS Act”). See "Description of Business” and “Risk Factors.”

The purchase of the securities offered through this prospectus involves a high degree of risk. You should carefully read and consider the section of this prospectus titled “Risk Factors” on page 3 before buying any common shares.

Neither the SEC nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

This Prospectus is dated September 4, 2015

About Us

         We are an emerging growth company as defined in Section 2(a) (19) of the Securities Act. Pursuant to Section 107 of the Jumpstart Our Business Startups Act, we may take advantage of the extended transition period provided in Section 7(a) (2) (B) of the Securities Act for complying with new or revised accounting standards, meaning that we can delay the adoption of certain accounting standards until those standards would otherwise apply to private companies. We have chosen to take advantage of the extended transition period for complying with new or revised accounting standards applicable to public companies to delay adoption of such standards until such standards are made applicable to private companies. Accordingly, our financial statements may not be comparable to the financial statements of public companies that comply with such new or revised accounting standards.

         We are not a blank check company and our business plan does not include engaging in a merger or acquisition with an unidentified company, companies, entity, or person. The Company intends to develop and operate Hoverink recreational centers in strategic locations throughout the United States. Hoverink shall derive 90% of its income in a “Qualifying Income” method as defined in Section 7704(d) of the U.S. Internal Revenue Code. It shall derive its Qualifying Income primarily due to receiving 90% of its income from the prepaid rents collected from real property or the gain from the sale or disposition of real property within our Hoverink for the first 1-5 years. The Company plans to build Hoverink Entertainment centers featuring Hoverink Hover boards and Hoverink Hover Cars and generate revenues from the sale of prepaid rents which allow us to qualify for the “Qualifying Income” method as defined in Section 7704(d) of the U.S. Internal Revenue Code and Hover time for our Hoverink Hover boards and Hoverink Hover Car rentals and from our indoor Hoverink advertisers who purchase Hologram Advertising packages within Hoverink. The Company's intends to primarily focus on Hovering for entertainment at Hoverink in the Company’s Hoverink Hover Cars or Hoverink Boards & SPACE WATCH.  The company intends to generate advertising revenues by the sale of advertising packages to advertisers seeking to display their brand names in Holographic image form from an Orbital Geostationary Satellite – SPACE WATCH. The Orbital satellite can advertise our client’s brand names in hologram form from space for billions of people to see from Earth while the SPACE WATCH Satellite completes low and medium earth orbits. We have filed five (5) trademark applications and consider these as intangible assets. The Company’s proprietary accomplishments rest in that the Hoverink provides the hover sensation which is controlled by the Hoverink control tower. Through the use of the Company’s signature Hoverink Boards which will be available for rent. The boards assist in the hover phenomena by attaching to the Hoverink shoes which the boarder must wear during hover flight.

(“Primary Offering”)

         Hoverink International Holdings, Inc. (“Hoverink International Holdings, Inc.” “Company,” “we,” or “us.”) We are offering up to 156,250 shares in a direct offering (the “Primary Offering”). The shares of common stock are immediately separable and will be issued separately, but will be purchased together in this Offering. The shares will be offered at a fixed price of $6.40 per share for the duration of the Primary Offering.  There is no minimum number of shares that must be sold by us for the offering to close, and we will retain the proceeds from the sale of any of the offered shares that are sold. The offering is being conducted on a self-underwritten, best efforts basis, which means our Board of Directors and Executive officers, will attempt to sell the shares. There is no minimum number of shares that must be sold by us for the Primary Offering to proceed and there is no assurance that we will sell any Shares under the Primary Offering. This prospectus will permit our Board of Directors and Executive officers to sell the shares directly to the public, with no commission or other remuneration payable to them for any shares they may sell. The Board of Directors and Executive officers will sell the shares and intends to offer them to friends, family members and business acquaintances. In offering the securities on our behalf, they will rely on the safe harbor from broker-dealer registration set out in Rule 3a4-1 under the Securities and Exchange Act of 1934. The intended methods of communication include, without limitations, telephone and personal contact. For more information, see the section of this prospectus entitled “Plan of Distribution”.

(“Secondary Offering”)

         The selling security holders named in this prospectus are offering 1,692,000 common shares (the “Secondary Offering”), which includes 1,692,000 common shares, all discussed elsewhere in this Prospectus. We will not receive any proceeds from the sale of shares being sold by selling security holders. The prices at which the selling security holders may sell their shares will be at a fixed price of $6.40 per share until such time as the shares of our common stock are traded on the OTC Bulletin Board sponsored by FINRA or OTCQB operated by OTC Markets Group, Inc. Although we intend to apply for quotation of our common stock on the OTC Bulletin Board or OTCQB through a market maker, public trading of our common stock may never materialize. If our common stock becomes traded on the OTC Bulletin Board or OTCQB, then the sale price to the public will vary according to prevailing market prices or privately negotiated prices by the selling shareholders

The selling security holders may resell their shares to or through underwriters, broker-dealers or agents, who may receive compensation in the form of discounts, concessions or commissions. In addition, the selling security holders and any broker-dealers who execute sales for the selling security holders may be deemed to be an “underwriter” in connection with such sales. The selling security holders named in this prospectus will bear the costs of all commission or discounts, if any, attributable to the sale of their shares. We are bearing the costs, expenses and fees associated with the registration of the common shares in this prospectus. See “Plan of Distribution and Determination of Offering Price.”

   The common stock offered by this prospectus is being offered by the company. The common stock may be sold or distributed from time to time by the company directly to one or more purchasers or through brokers, dealers, or underwriters who may act solely as agents at market prices prevailing at the time of sale, at prices related to the prevailing market prices, at negotiated prices, or at fixed prices, which may be changed. The sale of the common stock offered by this prospectus could be effected in one or more of the following methods: ordinary brokers’ transactions, transactions involving cross or block trades, through brokers, dealers, or underwriters who may act solely as agents, “at the market” into an existing market for the common stock, in other ways not involving market makers or established business markets, including direct sales to purchasers or sales effected through agents; in privately negotiated transactions; or any combination of the foregoing.

The proceeds from the sale of the shares in this offering will be payable to the Company. All subscribed funds will be held in a noninterest-bearing account pending the completion of the offering of which there is no minimum number of shares that must be sold. The offering will be completed 180 days from the effective date of this prospectus, unless extended by our board of directors for an additional 180 days. All subscription agreements and checks for payment of shares are irrevocable (except as to any states that require a statutory cooling-off period or rescission right). For more information, see the section of this prospectus entitled "Plan of Distribution".

The Company is a development stage company and our independent registered auditors included an explanatory paragraph in their opinion on our financial statements as of and for the period ended June 30, 2015 that states that Company losses from operations raise substantial doubt about our ability to continue as a going concern. Because this offering is self-underwritten and there is no minimum amount of shares that must be sold, the Company may lose money from this offering if the proposed proceeds of this offering are substantially less than the estimated costs of this offering. There is currently no public or established market for our shares. Consequently, our shareholders will not be able to sell their shares in any organized market place and may be limited to selling their shares privately. Accordingly, an investment in our Company is an illiquid investment.

The Company has yet to identify and acquire properties for the development of its Hoverink recreational centers. Currently, the Company is working to develop the hover phenomena and identify potential properties for the development of its Hoverink centers.

THIS INVESTMENT INVOLVES A HIGH DEGREE OF RISK. YOU SHOULD PURCHASE ONLY IF YOU CAN AFFORD A COMPLETE LOSS OF YOUR INVESTMENT. SEE "RISK FACTORS"	Number of Shares	Offering Price	Underwriting Discounts & Commissions	Proceeds to the Company

Per Share	1	$6.40	$0.00	$6.40
Maximum Offering	156,250	$6.40	$0.00	$1,000,000

This prospectus is not an offer to sell these securities, and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

INVESTING IN OUR SECURITIES INVOLVES A HIGH DEGREE OF RISK.  YOU SHOULD PURCHASE OUR SECURITIES ONLY IF YOU CAN AFFORD A COMPLETE LOSS OF YOUR INVESTMENT.  SEE "RISK FACTORS"

We are selling the shares without an underwriter and may not be able to sell all or any of the shares offered herein. The prices at which the selling security holders may sell their shares will be at a fixed price of $6.40 per share until such time as the shares of our common stock are traded on the OTC Bulletin Board sponsored by FINRA or OTCQB operated by OTC Markets Group, Inc. Although we intend to apply for quotation of our common stock on the OTC Bulletin Board or OTCQB through a market maker, public trading of our common stock may never materialize. If our common stock becomes traded on the OTC Bulletin Board or OTCQB, then the sale price to the public will vary according to prevailing market prices or privately negotiated prices by the selling shareholders.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR PASSED UPON THE ADEQUACY OR ACCURACY OF THIS PROSPECTUS.  ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

THE INFORMATION IN THIS PROSPECTUS IS NOT COMPLETE AND MAY BE CHANGED.  WE MAY NOT SELL THESE SECURITIES UNTIL THE REGISTRATION STATEMENT FILED WITH THE SECURITIES AND EXCHANGE COMMISSION IS EFFECTIVE.  THIS PROSPECTUS IS NOT AN OFFER TO SELL THESE SECURITIES, AND IT IS NOT SOLICITING AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE THE OFFER OR SALE IS NOT PERMITTED.

The date of this prospectus is September 4, 2015.

Table of Contents

Prospectus Summary	7
The Business	8
Summary Financial Data	10
The Offering	11
Risk Factors	18
NASDAQ Ticker Symbol Reservation	24
Use of Proceeds	24
Dilution	27
Dividend Policy	30
Market for Securities	30
Description of Securities	12
Use of Proceeds	24
Plan of Operation	21
Forward Looking Statement	32
Management's Discussion and Analysis of Financial Condition and Results of Operations	32
Plan of Operation	33
Liquidity	35
The Business	37
Intellectual Property	40
Litigation	42
Property	42
Management	42
Executive Compensation	45
Principal Stockholders	47
Description of Capital Stock	47
Transfer Agent	48
Plan of Distribution	49
OTCQB/OTCBB Considerations	51
Section 15(g) of the Exchange Act	51
State Securities – Blue Sky Laws	52
Legal Matters	53
Experts	53
Other expenses of Issuance and Distribution	54
Indemnification of Directors and Officers	55
Recent Sales of Unregistered securities	56
Undertakings	59
Financial Statements	67

PROSPECTUS SUMMARY

This summary highlights some information from this prospectus, and it may not contain all the information important to making an investment decision. A potential investor should read the following summary together with the more detailed information regarding the Company and the common stock being sold in this offering, including “Risk Factors” and the financial statements and related notes, included elsewhere in this prospectus.

The Company

History

In February 2015, the Company implemented a change of control by issuing shares to new shareholders, redeeming shares of existing shareholders, electing new officers and directors and accepting the resignations of its then existing officers and directors.  In connection with the change of control, the shareholders of the Company and its board of directors unanimously approved the change of the Company’s name from Sky Run Acquisition Corporation to Hoverink International Holdings, Inc. Prior to this the company was a shell as defined in Rule 405. The company ceased being a shell as of Feb 15th 2015.

 The Company is a development stage company focusing on the development of recreational amusement parks based upon innovative Hoverink Hover Car and Hoverink Hover Board technology. Hoverink shall derive 90% of its income in a “Qualifying Income” method as defined in Section 7704(d) of the U.S. Internal Revenue Code. Qualifying Income primarily due to it may receive most of its income from the prepaid rents collected from real property or the gain from the sale or disposition of real property within our Hoverink. The Company plans to build Hoverink Entertainment centers featuring Hoverink Hover boards and Hoverink Hover Cars and generate revenues from the sale of prepaid rents, Hover time and from our indoor Hoverink advertisers who purchase Hologram Advertising packages within Hoverink.

Space Watch - Orbital Geostationary Satellite Holographic Advertising from space for Billions to see on Earth. The company also intends to generate advertising revenues by the sale of advertising packages to advertisers seeking to display their brand names in Holographic image form from an Orbital Geostationary Satellite – SPACE WATCH. The Orbital satellite can advertise our client’s brand names in hologram form from space for billions of people to see from Earth while the SPACE WATCH Satellite completes low and medium earth orbits

The Company was incorporated in the State of Delaware in July 2013, and was formerly known as Sky Run Acquisition Corporation (“Sky Run” or “Sky Run Acquisition”).

The Company is located at 10250 Constellation Boulevard, Suite 2300 Century City, CA 90067 (888) 511-7358.

Risks and Uncertainties facing the Company

As a development stage company, the Company has no operating history and is expected to continuously experience losses in the near term.  The Company shall derive 90% of its income in a “Qualifying Income” method as defined in Section 7704(d) of the U.S. Internal Revenue Code and intends to receive its “Qualifying Income” from the sale and or collection of prepaid rents to third parties like restaurants and other retail stores within our Hoverinks as the target source of revenue for the Hoverink under this method we have “Qualifying Income” as defined in Section 7704(d) of the U.S. Internal Revenue Code. We shall need to locate additional financing in order to continue our developmental plans.  As a development stage company, management of the Company must build and market its initial construction and development plans in order to execute the business plan of the Company on a broad scale.

Space Watch Satellite is defined as an Orbital Geostationary Satellite Broadcasting Holographic Advertising from Space. The Company may not obtain the best Orbital Arc or the orbital slots assigned to the Space Watch Satellite may not reach the target audience of the advertisers utilizing our Space Watch Advertising Platform. The most valuable orbital arc is over North America 60 and 135 degrees. The FCC ultimately controls any License Assignments it will be difficult to license our Hologram Broadcast rights to any third party mainly because the Communications Act requires prior FCC approval for the assignment of a license or transfer of control of an FCC licensee. Third parties may oppose the Company’s applications to assign, transfer or acquire Hologram Broadcast rights or broadcast licenses. If the FCC denied the Space Watch Satellite its Holographic broadcast license; or its Holographic broadcast license renewal or revoked the Holographic broadcast license for one of the Company’s Orbital Geostationary Satellites, the Company would lose its authority to operate the Orbital Geostationary Satellite Hologram Advertising Program for advertisers seeking to advertise their brand names in hologram form from space for billions of people to see from Earth while the SPACE WATCH Satellite completes low and medium earth orbits . Since the most valuable Orbital Arc is over North America 60 and 135 degrees We may not ascertain this favorable orbital slot; if not, our advertisers would not fully reach their intended audience and our business could suffer.

One of the biggest challenges facing the Company will be in securing adequate capital to acquire properties and develop its recreational centers and products. Likewise, operating the Company will need to secure sufficient capital to operate the recreational centers. Secondarily, following development of its products and properties, a major challenge will be implementing effective sales, marketing and distribution strategies to reach the intended end customers.  The Company has considered and devised its initial sales, marketing and advertising strategy, however, the Company will need to skillfully implement this strategy in order to achieve success in its business.

Due to these and other factors, the Company’s need for additional capital, the Company’s independent auditors have issued a report raising substantial doubt of the Company’s ability to continue as a going concern.

Business

The Company is focused on the development of its groundbreaking Hoverink amusement parks. Hoverinks are the Company’s signature recreational area, where the hover phenomena can safely occur. The required components, including Hoverink Hover boards, Hoverink suits, Hoverink shoes and Hoverink Hover cars will be available for rental. The Company intends to develop and operate Hoverink recreational centers in strategic locations throughout the United States. Hoverink shall derive 90% of its income in a “Qualifying Income” method as defined in Section 7704(d) of the U.S. Internal Revenue Code. It shall derive its Qualifying Income primarily due to receiving 90% of its income from the prepaid rents collected from real property or the gain from the sale or disposition of real property within our Hoverink for the first 1-5 years. The Company plans to build Hoverink Entertainment centers featuring Hoverink Hover boards and Hoverink Hover Cars and generate revenues from the sale of prepaid rents, Hover time and from our indoor Hoverink advertisers who purchase Hologram Advertising packages within Hoverink.

The Company’s proprietary accomplishments rest in that the Hoverink provides the hover sensation which is controlled by the Hoverink control tower. Through the use of the Company’s signature Hoverink Boards which will be available for rent. The boards assist in the hover phenomena by attaching to the Hoverink shoes which the boarder must wear during hover flight.

At Hoverink, it is estimated that by 2020 we will have over 4 billion active Hoverink users who have registered their Hoverink Flight demographics to be calculated by our smart rink and then stored on the Hoverink social media platform for when they attend Hoverink so their flight rink output required capacities are always stored in our database. Hoverink as a social media platform is based on the fact that users will be able to freely create their profile on the Hoverink social media platform. Note: our platform is specifically for Hoverink users to upload profile demographics associated with our Hoverink Smart Rink technologies; which both calculates and calibrates the hover phenomena for each Hoverink user.

Via our platform, the Hoverink smart rink is provided with the Hoverink user’s height and weight differentials and their Hoverink flight is calculated and calibrated by the smart rink. The Hover gram hologram advertising package works in conjunction with the rink and is designed as a means for advertisers to influence spending habits of our attendees via hologram images within our Hoverink dome

The Hoverink social  media platform retains  information about each Hoverink user's height and weight differentials and calculates the Hoverink hover board  or Hoverink hover car users flight data and stores it accordingly and provides the smart rink with required calculations to create and sustain the hover phenomenon for our Hoverink hover cars and Hoverink hover boards. Our Hover gram advertising platform is used to provide our

Hoverink amusement park attendees and patrons of our Hoverink dome recreation facilities a means to receive communications services via holographic advertising of brands that seek to increase awareness or influence spending in our indoor parks. This Hover gram advertising platform provides information about entertainment, amusements and recreation over the internet” and displays such images of our paid advertisers brands hologram form within Hoverink.

The company also intends to generate advertising revenues by the sale of advertising packages to advertisers seeking to display their brand names in Holographic image form from an Orbital Geostationary Satellite – SPACE WATCH. The Orbital satellite can advertise our client’s brand names in hologram form from space for billions of people to see from Earth while the SPACE WATCH Satellite completes low and medium earth orbits.

PART I

ITEM 1. FINANCIAL STATEMENTS

HOVERINK INTERNATIONAL HOLDINGS, INC.
Condensed Balance Sheets

	(Unaudited) June 30, 2015	December 31, 2014
ASSETS

Current Assets
Prepaid expense-current	$84,355	$-

Total Current assets	$84,355	$-

Total assets	$84,355	$-

LIABILITIES AND STOCKHOLDERS' DEFICIT

Long Term Liabilities
Note payable-related party	$138,000	-

Total Liabilities	138,000	-

Stockholders' Deficit
Common Stock $0.0001 par value, 100,000,000 shares authorized, 13,872,000 issued and
outstanding at June 30, 2015, and 20,000,000 issued and outstanding at December 31, 2014	1,387	2,000
Additional paid in capital	1,407	1,407
Discount on Common Stock	(1,387)	(2,000)
Accumulated deficit	(55,052)	(1,407)
Total Stockholders' deficit	(53,645)	-

Total Liabilities and Stockholders' Deficit	$84,355	$-

The accompanying notes are an integral part of these unaudited condensed financial statements

HOVERINK INTERNATIONAL HOLDINGS, INC.
Condensed Statements of Operations

	(Unaudited) For The Three Months Ended June 30, 2015	(Unaudited) For The Three Months Ended June 30, 2014	(Unaudited) For The Six Months Ended June 30, 2015	(Unaudited) For The Six Months Ended June 30, 2014

Revenue	$-	$-	$-	$-

Operating Expenses
General and administrative	14,929	-	29,003	750
Salaries and wages	21,490	-	21,490	-
Travel	3,152	-	3,152	-
Total Operating Expenses	39,571	-	53,645	750

Loss from operations	(39,571)	-	(53,645)	(750)

Net Loss	(39,571)	-	(53,645)	(750)

Loss per share-basic and diluted	(0.00)	-	(0.00)	(0.00)
Weighted average shares outstanding-basic and diluted	13,872,000	20,000,000	15,537,127	20,000,000

The accompanying notes are an integral part of these unaudited condensed financial statements

HOVERINK INTERNATIONAL HOLDINGS, INC.
Condensed Statements of Cash Flows

	(Unaudited) For The Six Months Ended June 30, 2015	(Unaudited) For The Six Months Ended June 30, 2014

OPERATING ACTIVITIES

Net loss	$(53,645)	$(750)
Adjustments to reconcile net loss to net cash used in operating activities:

Changes in operating assets and liabilities:
Change in prepaid expense	(84,355)	750

Net cash used in operating activities	(138,000)	-

FINANCING ACTIVITIES:
Proceeds from issuance of Notes Payable	138,000	-
Net cash provided by financing activities	138,000	-

NET INCREASE (DECREASE) IN CASH	-	-

Cash at beginning of period	-	2,000
Cash at end of period	$-	$2,000

The accompanying notes are an integral part of these unaudited condensed financial statements

Notes to Unaudited Condensed Financial Statements

NOTE 1 – NATURE OF OPERATIONS AND BASIS OF PRESENTATION

Hoverink International Holdings, Inc. is focused on the development of recreational amusement parks based upon innovative hover board technology. The Company was incorporated in the State of Delaware on July 13, 2013, and was formerly known as Sky Run Acquisition Corporation (“Sky Run” or “Sky Run Acquisition”).

On February 15, 2015, the Company implemented a change of control by issuing shares to new shareholders, redeeming shares of existing shareholders, electing new officers and directors and accepting the resignations of its then existing officers and directors. In connection with the change of control, the shareholders of the Company and its board of directors unanimously approved the change of the Company’s  name from Sky Run Acquisition Corporation to Hoverink International  Holdings, Inc.

Going Concern

The Company’s financial statements are prepared using generally accepted accounting principles in the United States of America applicable to a going concern, which contemplates the realization of assets and satisfaction of liabilities in the normal course of business. The Company has not yet established a stable ongoing source of revenues sufficient to cover its operating costs and allow it to continue as a going concern. The continuation of the Company as a going concern is dependent upon the continued financial support from its shareholders, the ability of the Company to obtain necessary financing to sustain operations and the attainment of profitable operations. The Company had an accumulated deficit of $55,052 as of June 30, 2015. These factors, among others, raise substantial doubt as to its ability to continue as a going concern.

In order to continue as a going concern, the Company needs to develop a reliable source of revenues, and achieve a profitable level of operations. During the three and six months ended June 30, 2015 and 2014 and the year ended December 31, 2014, the Company has been involved primarily with development of operations and applying to trade in the public market. The Company has continued to organize and structure to meet the needs of shareholders and attract suitable financing.

To fund operations for the next twelve months, the Company projects a need for $5,000,000 that will have to be raised through debt   or equity.

If the Company is unable to obtain adequate capital, it could be forced to cease operations. Accordingly, the accompanying financial statements are accounted for as if the Company is a going concern and do not include any adjustments relating to the recoverability and classification of recorded asset amounts or the amount and classification of liabilities or other adjustments that might be necessary should the Company be unable to continue as a going concern.

NOTE 2 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation

The accompanying unaudited consolidated financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America and the rules and regulations of the United States Securities and Exchange Commission for interim financial information and with the instructions to Form 10Q and Article of Regulation S-X. Accordingly, they do not include all the information and footnotes necessary for a comprehensive presentation of financial position, results of operations, or cash flows. It is management's opinion however, that all material adjustments (consisting of normal recurring adjustments) have been made which are necessary for a fair financial statement presentation. The results for the interim period are not necessarily indicative of the results to be expected for the full year.

Cash

The Company considers highly liquid financial instruments purchased with a maturity of three months or less to be cash equivalents. As of June 30, 2015 and December 31, 2014, there were no cash and cash equivalents for the company.

Segmented Reporting

FASB ASC 280, “Disclosure about Segments of an Enterprise and Related Information”, changed the way public companies report information about segments of their business in their quarterly reports issued to shareholders. It also requires entity-wide disclosures about the products and services the entity provides, the material countries in which it holds assets and reports revenues and its major customers.

Comprehensive Loss

“Reporting Comprehensive Income,” establishes standards for the reporting and display of comprehensive loss and its components in  the financial statements. As at June 30, 2015, the Company had no items that represented a comprehensive loss and, therefore, did not include a schedule of comprehensive loss in the financial statements.

Use of Estimates and Assumptions

The preparation of the financial statements in conformity with United States generally accepted accounting principles requires management to make estimates and judgments that affect the amounts reported in our financial statements and the accompanying notes.

The actual results that we experience may differ materially from our estimates.

Financial Instruments

All significant financial assets, financial liabilities and equity instruments of the Company are either recognized or disclosed in the financial statements together with other information relevant for making a reasonable assessment of future cash flows, interest rate risk and  credit risk. Where practical the fair values of financial assets and financial liabilities have been determined and disclosed; otherwise only available information pertinent to fair value has been disclosed.

Loss per Common Share

The basic earnings (loss) per share is calculated by dividing the Company’s net income available to common shareholders by the weighted average number of common shares during the period. The diluted earnings (loss) per share is calculated by dividing the Company’s net income (loss) available to common shareholders by the diluted weighted average number of shares outstanding during the period. The diluted weighted average number of shares outstanding is the basic weighted number of shares adjusted for any potentially dilutive debt or equity. Diluted earnings (loss) per share are the same as basic earnings (loss) per share due to the lack of dilutive items in the Company.

Income Taxes

The Company follows the liability method of accounting for income taxes. Under this method, deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax balances and tax loss carry- forwards. Deferred tax assets and liabilities are measured using enacted or substantially enacted tax rates expected to apply to the taxable income in the years in which those differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the date of enactment or substantive enactment.

Stock-based Compensation

The Company follows ASC 718-10, "Stock Compensation", which addresses the accounting for transactions in which an entity exchanges its equity instruments for goods or services, with a primary focus on transactions in which an entity obtains employee services in share-based payment transactions. ASC 718-10 is a revision to SFAS No. 123, "Accounting for Stock-Based Compensation," and supersedes Accounting Principles Board ("APB") Opinion No. 25, "Accounting for Stock Issued to Employees," and its related implementation guidance. ASC 718-10 requires measurement of the cost of employee services received in exchange for an award of equity instruments based on the grant- date fair value of the award (with limited exceptions). Incremental compensation costs arising from subsequent modifications of awards after the grant date must be recognized. The Company has not adopted a stock option plan and has not granted any stock options. As at June 30, 2015 the Company had not adopted a stock option plan nor had it granted any stock options. Accordingly no stock-based compensation has been recorded to date.

Recent Accounting Pronouncements

In June 2014, the FASB issued ASU 2014-10, Development Stage Entities (Topic 915): Elimination of Certain Financial Reporting Requirements. ASU 2014-10 eliminates the distinction of a development stage entity and certain related disclosure requirements, including the elimination of inception-to-date information on the statements of operations, cash flows and stockholders' equity. The amendments in ASU 2014-10 will be effective prospectively for annual reporting periods beginning after December 15, 2014, and interim periods within those annual periods, however early adoption is permitted. The Company adopted ASU 2014-10 during the quarter ended June 30, 2014, thereby no longer presenting or disclosing any information required by Topic 915.

The FASB issued ASU 2014-15 on August 27, 2014, providing guidance on determining when and how to disclose going-concern uncertainties in the financial statements. The new standard requires management to perform interim and annual assessments of an entity’s ability to continue as a going concern within one year of the date the financial statements are issued. An entity must provide certain disclosures if “conditions or events raise substantial doubt about [the] entity’s ability to continue as a going concern.” The ASU applies to all entities and is effective for annual periods ending after December 15, 2016, and interim periods thereafter, with early adoption permitted.

NOTE 3 – CAPITAL STOCK

The Company’s capitalization is 100,000,000 shares of common stock with a par value of $0.0001 per share. No preferred shares have been authorized or issued.

On February 15, 2015, the Company redeemed an aggregate of 19,500,000 of its outstanding stock at a redemption price of $0.0001 for an aggregate redemption price of $1,950.

On February 16, 2015, the company issued 13,372,000 shares of its common stock at par to shareholders.

NOTE 4 – RELATED PARTY TRANSACTIONS

On March 31 2015 the company entered into a loan for $138,000 with Cyrus Sajna, a related party. This loan matures on March 31, 2019, bears no interest, and can be paid in full at any time before the penalty deadline.

NOTE 5 – INCOME TAXES

Income taxes are provided in accordance with ASC 740 Income Taxes. A deferred tax asset or liability is recorded for all temporary differences between financial and tax reporting and net operating loss carry forwards. Deferred tax expense (benefit) results from the net change during the year of deferred tax asset and liabilities.

Deferred tax assets are reduced by a valuation allowance when, in the opinion of management, it is more likely than not that some portion or all of the deferred tax assets will not be realized. Deferred tax assets and liabilities are adjusted for the effects of changes in tax laws and rates on the date of enactment. No provision was made for Federal Income Tax.

The Company did not provide any current or deferred U.S. federal income tax provision or benefit for any of the periods presented because we have experienced operating losses since inception. The Company provided a full valuation allowance on the net deferred tax asset, consisting of net operating loss carry forwards, because management has determined that it is more likely than not that we will not earn income sufficient to realize the deferred tax assets during the carry forward period.

NOTE 6 – PREPAID EXPENSE

As of June 30, 2015, the company had short term prepaid expense of $84,355. The prepaid expense is used for legal and audit related expenses and other G&A expenses.

NOTE 7 – SUBSEQUENT EVENTS

On August 5, 2015, the Company resolved to issue an aggregate amount of 156,250 common shares for the price of $6.40 for an amount of $1,000,000.

ITEM 2. MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

Potential Revenue

The Company expects to earn potential revenue from sales of advertising and Hover-time and furthermore rents and or sales of properties within our Hoverinks. The Company intends to price Hoverink Board & Hoverink Hover Car rentals ` at a minimum of $19.99 with unlimited Hoverink hoverboard board and suits and Hoverink Hover Car packages starting at $39.99 for as many hover sessions the patron can ascertain in the timeframe allotted. Each hover session may last approximately from 1:34 seconds to approximately 4 minutes. Our base advertising price ranging from $1MM USD to $1.6MM USD per advertiser within all our Hoverinks for a full year. While, our Orbital SPACE WATCH Satellite base advertising price ranges from $4.1MM USD to $4.9MM USD per advertiser for two years. However, Hoverink shall derive 90% of its income in a “Qualifying Income” method as defined in Section 7704(d) of the U.S. Internal Revenue Code. It shall derive its Qualifying Income primarily due to receiving most of its income from the prepaid rents collected from real property or the gain from the sale or disposition of real property within our Hoverink for the first 1-5 years. The Company plans to build Hoverink Entertainment centers featuring Hoverink Hover boards and Hoverink Hover Cars and generate revenues from the sale of prepaid rents and Hover time for our Hoverink Hover boards and Hoverink Hover Car rentals and from our indoor Hoverink advertisers who purchase Hologram Advertising packages within Hoverink

The Space Watch satellite revenues should with at least 100 advertising clients generate revenues of approximately $410 Million to $490 Million USD. Revenues from Hoverink and the sale of advertising within Hoverink are based on admissions into Hoverink facilities and occupancy guidelines which may in certain instances vary. It is estimated that 100 Hoverink advertisers can generate revenues of $100 Million to $160 Million USD.

RISK FACTORS

A purchase of any Shares is an investment in the Company’s common stock and involves a high degree of risk. Investors should consider carefully the following information about these risks, together with the other information contained in this prospectus, before the purchase of the Shares. If any of the following risks actually occur, the business, financial condition or results of operations of the Company would likely suffer. In this case, the market price of the common stock could decline, and investors may lose all or part of the money they paid to buy the Shares.

Risks Related To Our Business

If the Company is unable to obtain a Stereolithographic service provider to 3D print its Hover Board and Hover Car Components our business could suffer

We intend to create our models, prototype parts, molds, and metal casting patterns directly from computer output generated by CAD/CAM programs we license or place orders with. The use of stereolithographic manufacturing is dependent on our ability to locate and enter an agreement with a developer of a stereolithographic program that can effectively 3D print our products to be used within our Hoverinks. We are also dependent on the time it takes the 3D printer to create our products. Delays in the 3D printer functionality could delay us and our business could suffer

The company may not obtain the best orbital slots for Space Watch Satellite for our advertisers. The most valuable orbital arc is over North America 60’ and 135’ degrees

We may not ascertain this favorable orbital slot; if not, our advertisers would not fully reach their intended audience and our business could suffer.

The company may not be awarded an orbital slot for our Space Watch Satellite due to congestion of orbital slots; if this occurs the advertisers would not be able to adequately advertise their brands using our satellite. If this occurs our advertisers would seek other advertising methods and could harm our business.

The orbital slots available may be limited and the opportunity to enter into a joint venture with a third party that is currently awarded an orbital slot may not be cost effective.

Vigorous Enforcement or Enhancement of FCC Indecency and Other Program Content Rules Against our Orbital Geostationary Satellite SPACE WATCH Could Have an Adverse Effect on the Company’s Businesses and Results of Operations

The FCC’s rules prohibit the broadcast of obscene material at any time and indecent or profane material on our Orbital Geostationary Satellite which produces Holographic images in the sky from space for billions to see from Earth – SPACE WATCH. We expect to be subject to enforcement of this FCC Content rule. We will be subject to 24 hour enforcement of this rule. As Holographic Image Broadcasters we risk violating the prohibition against our Orbital Geostationary Satellite broadcasting of indecent material because of the vagueness of the FCC’s indecency/profanity definition, coupled with the spontaneity of delay in Holographic depixelization may lead to fines being imposed. The FCC enforces its indecency rules against the Holographic broadcasting industry. The FCC has found on a number of occasions that the content of radio and television broadcasts has contained indecent material. However, although no FCC fines have been imposed against our Orbital Geostationary Satellite. In such instances, the FCC may issue fines or advisory warnings to us. Moreover, the FCC may in some instances imposed separate fines for each allegedly indecent “utterance,” or “holographic flicker” in contrast with its previous policy, which generally considered all indecent holograms, or indecent holography in which fines imposed may relate directly to the billions of people that see these holographic images from the Earth. Also, images, words or phrases within a given Space Watch Orbital Arc may also constituting a single violation. However, the same requirements for our Space Watch Satellite is expected. The fines for broadcasting indecent material during specific broadcast formats which are intended to include broadcasting holographic images from space while travelling on its assigned orbital arc as compared with Television / Radio fines that carry a maximum of $325,000 per utterance. However, due to the very large nature of our Orbital Geostationary Satellite; our fines, if any; may be larger than those imposed on television / radio broadcast stations. We can expect the same rigorous fines if we violate FCC protocols or our systems are not properly protected.

If the FCC denied the Space Watch Satellite its Holographic broadcast license; or its Holographic broadcast license renewal or revoked the Holographic broadcast license for one of the Company’s Orbital Geostationary Satellites, the Company would lose its authority to operate the Orbital Geostationary Satellite. The determination of whether content is indecent is inherently subjective and, as such, it can be difficult to predict whether particular content could violate indecency standards. The difficulty in predicting whether individual programs, words or phrases may violate the FCC’s indecency rules adds significant uncertainty to the Company’s ability to comply with the rules. Violation of the indecency rules could lead to sanctions which may adversely affect the Company’s businesses and results of operations.

The company may not be successful in locating a cost effective Orbital Satellite launch services third party for our Space Watch Satellite and even if we locate a viable third party Launch services provider no assurance and be made that the launch of our satellite would be effective or successful.

Although we plan to engage the world’s most efficient and capable satellite launch services providers; no assurance can be made to  them successfully launching our satellite into orbit.

Broadcasting Holographic images via our Space Watch Satellite; using Holographic broadcasted images from space is subject to the jurisdiction of the FCC pursuant to the Communications Act.

The Communications Act empowers the FCC, among other actions, to issue, renew, revoke and modify broadcasting licenses including Broadcast Holography; regarding Television / Radio and Broadcast Holography, the FCC determine fines, the FCC also determine stations’ frequencies, Space Watch satellite locations and operating power; regulate some of the equipment used by stations; adopt other regulations to carry out the provisions of the Communications Act and other laws, including requirements affecting the content of broadcasts; and to impose penalties for violation of its regulations, including monetary forfeitures, short-term renewal of licenses and, in egregious  cases,  license revocation or denial of license renewals. We expect to be subject to the same enforcement of all FCC rules. We must apply for broadcast privileges over the states and jurisdictions in which our Space Watch Satellite assigned Orbital Arc is broadcast over. The states and jurisdictions in which we broadcast holography over from space are subject to the discretion of the FCC pursuant to the Communications Act.

Decline in Advertising Expenditures Could Cause the Company’s Revenues and Operating Results to Decline Significantly in Any Given Period or in Specific Markets

The Company derives substantial revenues from the sale of advertising on its Hologram advertising platform from space which  provides the Hologram broadcast advertising for billions to see from earth. A decline in the economic prospects of advertisers, the economy in general or the economy of any individual geographic market, particularly the Orbital Path over the following major market areas such as Los Angeles, Chicago and New York. Natural and other disasters, acts of terrorism, political uncertainty or hostilities could lead to a reduction in advertising expenditures as a result of disrupted programming and services, uninterrupted news coverage and economic uncertainty. Advertising expenditures may also be affected by increasing competition for the leisure time of audiences. The company must obtain an Orbital Slot for our Space Watch Satellite and although Orbital paths may be available; there can be no assurance that we will be awarded an orbital path or an Orbital Slot. The Company expects to earn potential revenue from sales of advertising. Our base advertising price ranging from $1MM USD   to $1.6MM USD per advertiser within all our Hoverinks for a full year. While, our Orbital SPACE WATCH Satellite base advertising price ranges from $4.1MM USD to $4.9MM USD per advertiser for two years on our assigned Orbital Arc. However, Hoverink shall derive 90% of its income in a “Qualifying Income” method as defined in Section 7704(d) of the U.S. Internal Revenue Code. It shall derive its Qualifying Income primarily due to receiving most of its income from the prepaid rents collected from real property or the gain from the sale or disposition of real property within our Hoverink for the first 1-5 years. The Company plans to build Hoverink Entertainment centers featuring Hoverink Hover boards and Hoverink Hover Cars and generate revenues from the sale of prepaid rents and Hover time for our Hoverink Hover boards and Hoverink Hover Car rentals and from our indoor Hoverink advertisers who purchase Hologram Advertising packages within Hoverink. The Space Watch satellite revenues should with at least 100 advertising clients generate revenues of approximately $410 Million to $490 Million USD. Revenues from Hoverink and the sale of advertising within Hoverink are based on admissions into Hoverink facilities and occupancy guidelines which may in certain instances vary. It is estimated that 100 Hoverink advertising clients can generate revenues of $100 Million to
$160 Million USD.

The company may seek to lease an Orbital Slot or enter into a Joint Venture with an existing owner of an Orbital Slot. If entered no assurance can be made that said joint venture will be renewed and the orbital slot may be leased to another third party after the term of said joint venture ends

In order for the company to launch a geosynchronous / geostationary Orbital satellite into orbit over the earth it must obtain an orbital slot. The Space Watch Satellite Orbital path may be placed at the maximum altitude of 22,300 miles, with a period of revolution around the earth of 24 hours. The orbital movement of the Space Watch Satellite is synchronized with the earth’s rotation so that the Orbital Satellite appears geostationary.

The Company cannot assure that the satellite will function properly and if it doesn’t function as it should our advertisers may cease to advertise on our Spacewatch advertising from space Orbital path platform.

Once the company has successfully launched its Orbital Space Watch Satellite into orbit, we risk adding to the current congestion and furthermore the risk of transmission interference or collision with another Orbital satellite.

Our Orbital satellite may be subject to malfunction and or collision with another Orbital satellite; if this occurs our business may be harmed until a new Orbital satellite is launched.

If the Company is unable to generate sufficient cash, it may find it necessary to curtail acquisition and operational activities.

The Company has an extensive business plan hinged on its ability to acquire property, develop its product and services, market and commercialize Hoverink recreational centers. If the Company is unable to acquire property, develop its product and services, market and/or commercialize Hoverink recreational centers, then it would not be able to proceed with its business plan or possibly to successfully develop its planned operations at all.

The Company has no revenues to date .

The Company has generated no revenues to date. To date, most of management’s time, and the Company’s limited resources have been spent in developing its business strategy, researching potential opportunities, contacting partners, exploring marketing contacts, establishing operations and management personnel and resources, preparing its business plan and model, selecting professional advisors and consultants and seeking capital for the Company.

The Company’s independent auditors have issued a report raising a substantial doubt of the Company’s ability to continue as a going concern.

In their audited financial report, the Company’s independent auditors have issued a comment that unless the Company is able to generate sufficient cash flows from operations and/or obtain additional financing, there is a substantial doubt as to its ability to continue as a going concern.

The Company is a development-stage company with no operating history of its own and as such any prospective investor cannot assess the Company’s profitability or performance.

Because the Company is a development-stage company with no operating history, it is impossible for an investor to assess the performance of the Company or to determine whether the Company will meet its projected business plan. The Company has limited financial results upon whichan investor may judge its potential. As a company emerging from the development-stage, the Company may in the future experience under- capitalization, shortages, setbacks and many of the problems, delays and expenses encountered by any early stage business.  An investor will be required to make an investment decision based solely on the Company management’s history and its projected operations in light of the risks, expenses and uncertainties that may be encountered by engaging in the Company’s industry.

There is a National Audience Reach Limitation. The company may not be awarded an orbital FCC license to broadcast its satellite in certain areas. Also, one party may not own broadcast capabilities which reach more than 39% of all U.S. households at a single time.

We may be subject to the same rigorous reach guidelines and that may harm our business. For purposes of calculating the total number of television households reached by a station, we must limit our Hologram size to less to be viewable by less than 39% of the US population whenever we broadcast our Holographic images over our orbital arc, additional limitations may be imposed; if this occurs the advertisers would not be able to adequately advertise their brands using our satellite. If this occurs our advertisers would seek other advertising methods and could harm our business.

The Company is a development stage company and has a correspondingly small financial and accounting organization. Being a public company may strain the Company's resources, divert management’s attention and affect its ability to attract and retain qualified  officers and directors.

The Company is a development stage company with no developed finance and accounting organization and the rigorous demands of being a public company require a structured and developed finance and accounting group. As a reporting company, the Company is already subject to the reporting requirements of the Securities Exchange Act of 1934. However, the requirements of these laws and the rules and regulations promulgated thereunder entail significant accounting, legal and financial compliance costs which may be prohibitive to the Company as it develops its business plan, services and scope. These costs have made, and will continue to make, some activities more difficult, time consuming or costly and may place significant strain on its personnel, systems and resources.

The Securities Exchange Act requires, among other things, that companies maintain effective disclosure controls and procedures and internal control over financial reporting. In order to maintain the requisite disclosure controls and procedures and internal control over financial reporting, significant resources and management oversight are required. As a result, management’s attention may be diverted from other business concerns, which could have a material adverse effect on the development of the Company's business, financial condition and results of operations.

These rules and regulations may also make it difficult and expensive for the Company to obtain director and officer liability insurance. If the Company is unable to obtain adequate director and officer insurance, its ability to recruit and retain qualified officers and directors, especially those directors who may be deemed independent, will be significantly curtailed.

If we fail to keep pace with rapidly-changing technologies and industry standards, we could lose clients or advertising inventory and our results of operations may suffer.

The business lines in which we currently compete are characterized by rapidly changing recreational family. The introduction of new technologies and services embodying new technologies and the emergence of new industry standards and practices could render our existing technologies and services obsolete and unmarketable or require unanticipated investments in technology. Our future success will depend in part on our abilityto adapt to these rapidly-changing broadcast strategies and other technologies. We will need to enhance our existing technologies and services and develop and introduce new technologies and services to address our clients’ changing demands. If we fail to adapt successfully to such developments or timely introduce new technologies and services, we could lose clients, our expenses could increase and we could lose advertising inventory.

We are an “emerging growth company” and we cannot be certain if the reduced disclosure requirements applicable to emerging growth companies will make our common stock less attractive to investors.

We are an “emerging growth company,” as defined in the Jumpstart our Business Startups Act of 2012, and we may take advantage of certain exemptions from various reporting requirements that are applicable to other public companies, including, but not limited to, not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act, reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements, and exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and shareholder approval of any golden parachute payments not previously approved. We cannot predict if investors will find our common stock less attractive because we will rely on these exemptions. If some investors find our common stock less attractive as a result, there may be a less active trading market for our common stock and our stock price may be more volatile. Under the Jumpstart Our Business Startups Act, “emerging growth companies” can delay adopting new or revised accounting standards until such time as those standards apply to private companies. We have irrevocably elected not to avail ourselves to this exemption from new or revised accountingstandards and, therefore, we will be subject to the same new or revised accounting standards as other public companies that are not “emerging growth companies.” The Company has engaged outside accounting and finance advisors to assist the Company in better implementing effective disclosure controls and procedures.

The Company expects to incur additional expenses and may ultimately never be profitable.

The Company is a development-stage company and has limited operations to date. The Company will need to begin generating revenue to achieve and maintain profitability. To become profitable, the Company must successfully develop and operate its Hoverinks and Space Watch Satellite. These processes involve many factors that are beyond the Company’s control, including the type of competition that the Company may encounter. Ultimately, in spite of the Company’s best or reasonable efforts, the Company may never actually generate revenues or become profitable.

No formal market survey has been conducted .

No independent marketing survey has been performed to determine the potential demand for the Company’s Hoverink recreational centers or Orbital Space watch Satellite. Nor has the Company conducted marketing studies regarding whether such hover products or Orbital services would actually be marketable. No assurances can be given that upon marketing, the Company will be able to develop a sufficient customer base and Orbital business segment to sustain the Company's operations on a continued basis.
No assurance of market acceptance.

Even if the Company successfully acquires properties or open Hoverink recreational centers, there can be no assurance that the market reception will be positive for the Company or its Orbital ventures.

The proposed operations of the Company are speculative.

The success of the proposed Orbital business plan of the Company will depend to a great extent on the Orbital operations, financial condition and management of the Company. The success of the proposed Hoverink business plan of the Company will depend to a great extent on the operations, financial condition and management of the Company. Although the Company has a business plan and intends to execute its overall Hoverink and Orbital business strategy, limited operations have been conducted to date. As no revenues have been finalized or consummated as of yet, the proposed Orbital operations of the Company remain speculative.

Risks of accidents and disturbances at parks.

Because the Company's recreational centers will feature innovative hover technology, attendance and, consequently, revenues may be adversely affected by any serious accident or similar occurrence with respect to the Company’s products and services or similar hover technologies, ideas, or parks. In addition, in view of the proximity of certain of the Company's parks to major urban areas and the appeal of the parks to teenagers and young adults, the Company's recreational centers could experience disturbances that could adversely affect the image of and attendance levels at its centers.

The Company will operate in a highly competitive business.

The Company's recreational centers and Orbital Advertising services will compete directly with other theme parks like Disney World / Universal Studio’s, and amusement parks like Six Flags and advertising companies like Google, and Facebook, and indirectly with all other types of recreational facilities and forms of entertainment within their market areas, including movies, sports attractions and vacation travel. Accordingly, the Company's business is and will continue to be subject to factors affecting the recreation and leisure time industries generally, such as general economic conditions and changes in discretionary consumer spending habits. Within each park's regional market area, the principal factors affecting competition include location, price, the uniqueness and perceived quality of the attractions in a particular park, the atmosphere and cleanliness of a park and the quality of its food and entertainment. Certain of the Company's direct competitors  have substantially greater financial resources than the Company.

The Company could be adversely affected by a decline in discretionary consumer spending or consumer confidence.

The Company’s success depends in great part on discretionary consumer spending. Discretionary consumer spending is significantly influenced by general economic conditions and the availability of discretionary income. The recent economic downturn, coupled with high volatility and uncertainty as to the future global economic landscape, has had and may continue to have a negative effect on consumers’ discretionary income and consumer confidence. Difficult economic conditions and recessionary periods may adversely  impact attendance figures, the frequency with which guests choose to visit and spend at the Company’s recreational centers. These factors could also affect our suppliers, vendors, insurancecarriers and other contractual counterparties. Such factors could include, but are not limited to:

●	war, terrorist activities or threats and heightened travel security measures instituted in response to these events;
●	outbreaks of pandemic or contagious diseases or consumers’ concerns relating to potential exposure to contagious diseases;
●
natural disasters, such as hurricanes, fires, earthquakes, tsunamis, tornados, floods and volcanic eruptions and man-made disasters such as the oil spill in the Gulf of Mexico, which may deter travelers from scheduling vacations or cause them to cancel travel or vacation plans;

●	low consumer confidence;
●
oil prices and travel costs and the financial condition of the airline, automotive and other transportation-related industries, any travel- related disruptions or incidents and their impact on travel; and

actions or statements by U.S. and foreign governmental officials related to travel and corporate travel-related activities (including changes to the U.S. visa rules) and the resulting public perception of such travel and activities.

Any of these factors could adversely affect attendance and spending at the Company’s recreational centers, which could have a material adverse effect on the Company’s business, financial condition and results of operations.

Risks Related To Ownership of Our Shares

As there is no minimum for our Primary Offering, if only a few persons purchase Shares, they may lose their investment as we may be unable to make a significant attempt to implement our business plan.

Since there is no minimum amount of Shares that must be sold directly under this Primary Offering, if a limited number of Shares are sold, we may not have enough capital to fully implement our plan of operations. As such, we may not be able to meet the objectives we state in this prospectus, or eliminate the “going concern” modification in the reports of our auditors as to uncertainty with respect to our ability to continue as a going concern. If we fail to raise sufficient capital, we would expect to have insufficient funds for our ongoing operating expenses. Any significant lack of funds will curtail the growth of our business and may cause our business to fail. If our business fails, investors will lose their entire investment.

We are selling shares in the Primary Offering without an underwriter and may be unable to sell any Shares.

This Primary Offering is self-underwritten, that is, we are not going to engage the services of an underwriter to sell the Shares. We intend to sell our Shares through our Chief Executive Officer and Chief Financial Officer who will receive no commissions or other remuneration from any sales made hereunder. They will offer the Shares to friends, family members, and business associates; however, there is no guarantee that they will be able to sell any of the Shares. Unless they are successful in selling all of the Shares and we receive the maximum amount of proceeds from this Primary Offering, we may have to seek alternative financing to implement our plan of operations.

We may have difficulty selling shares under our Primary Offering because the selling shareholders are concurrently offering their  shares under the Secondary Offering.

We may have difficulty selling shares under our Primary Offering because we may be competing with the selling security holders who are concurrently offering their shares under the Secondary Offering. In the event that our common shares are quoted on the OTC Bulletin Board or OTCQB, the selling security holders will not be required to sell their shares at a fixed price of $6.40 per share. Accordingly, the selling security holders may reduce the price of their shares which may hinder our ability to sell any shares under the Primary Offering.

Risks Related to Our Management and Control Persons

Because Cyrus Sajna and Davidra Sajna currently has 45% of our outstanding Common Stock, investors may find that corporate decisions influenced by Cyrus Sajna and Davidra Sajna are inconsistent with the best interests of other stockholders .

Cyrus Sajna and Davidra Sajna currently has 45% of the outstanding shares of our Common Stock. Accordingly, Cyrus Sajna and Davidra Sajna will have a significant influence in determining the outcome of all corporate transactions or other matters, including mergers, consolidations and the sale of all or substantially all of our assets, and also the power to prevent or cause a change in control. While we have no current plans with regard to any takeover, merger, consolidation or sale of substantially all of our assets, the interests of Cyrus Sajna and Davidra Sajna may still differ from the interests of the other stockholders.

The loss of key management personnel could adversely affect our ability to continue operations.

We are entirely dependent on the efforts of our CEO, President and Chief Financial Officer because of the time and effort that she devotes to us. She is in charge of overseeing all development strategies, supervising any/all future personnel, including any consultants or contractors that we will engage to assist in developing our business model, and the establishment of our future sales team. Their loss, or other  key personnel in the future, could have a material adverse effect on our business, financial condition and results of operations. We do not maintain “key person” life insurance on our officers, directors or key employees. Our success will depend on the performance of Ms. Debbie Carter and our ability to attract and motivate other key personnel.

The lack of Public Company experience of our officers and directors could adversely impact our ability to comply with the reporting requirements of U.S. Securities laws.

Our officers and directors, including Ms. Debbie Carter, has no experience managing a public company, which could adversely impact our ability to comply with legal, regulatory, and reporting requirements of U.S. Securities laws. Our management may not be able to implement programs and policies in an effective and timely manner to adequately respond to such legal, regulatory and reporting requirements, including  the establishment and maintenance of internal controls over financial reporting. Any such deficiencies, weaknesses or lack of compliance could have a materially adverse effect on our ability to comply with the reporting requirements of the Securities Exchange Act of 1934, which are necessary to maintain public company status. If we were to fail to fulfill those obligations, our ability to operate as a U.S. public company would be in jeopardy in which event you could lose your entire investment in our company. Our ability to operate successfully may depend on our ability to attract and retain qualified personnel with appropriate experience in the management of a public company. Our ability to find and retain qualified personnel on our terms and budget may be very limited

We will likely conduct further offerings of our equity securities in the future, in which case your proportionate interest may become diluted.

Since our inception, we have relied on sales of our common shares to fund our operations. We will likely be required to conduct additional equity offerings in the future to finance our current projects or to finance subsequent projects that we decide to undertake. If common shares are issued in return for additional funds, the price per share could be lower than that paid by our current shareholders. We anticipate continuing to rely on equity sales of our common shares in order to fund our business operations. If we issue additional shares, your percentage interest in us could become diluted.

The Company’s board of directors beneficially own and will continue to own a majority of the Company’s common stock and, as a result, can exercise control over stockholder and corporate actions.

The Company anticipates that its executive officers and directors will, in the aggregate, beneficially own approximately [64%] of its issued and outstanding capital stock following the completion of this offering, assuming the sale of all Shares hereby offered. Accordingly, the present shareholders, by virtue of their percentage share ownership and certain procedures established by the certificate of incorporation and by- laws of the Company for the election of its directors, may effectively control the board of directors and the policies of the Company. As a result, these stockholders will retain substantial control over matters requiring approval by the Company’s stockholders, such as (without limitation) the election of directors and approval of significant corporate transactions. This concentration of ownership may also have the effect of delaying or preventing a change in control, which in turn could have a material adverse effect on the market price of the Company’s common stock or prevent stockholders from realizing a premium over the market price for their Shares.

The Company depends on its management team to manage its business effectively.

The Company's future success is dependent in large part upon its ability to understand and develop the business plan and to attract and retain highly skilled management, operational and executive personnel. In particular, due to the relatively early stage of the Company's business, its future success is highly dependent on its officers, to provide the necessary experience and background to execute the Company's business plan. The loss of any officer’s services could impede, particularly initially as the Company builds a record and reputation, its ability to develop its objectives, particularly in its ability to operate hotels and retail stores and as such would negatively impact the Company's possible overall development.

The time devoted by Company management may not be full-time.

It is not anticipated that key officers would devote themselves full-time to the business of the Company at the present time. Once the Company obtains additional financing or generates sufficient revenues and profits, officers may then become employed in a full-time capacity.

Government regulation could negatively impact the business.

The Company’s business segments may be subject to various government regulations in the jurisdictions in which they operate. Due to the potential wide scope of the Company’s operations, the Company could be subject to regulation by various political and regulatory entities, including various local and municipal agencies and government sub-divisions. The Company may incur increased costs necessary to comply  with existing and newly adopted laws and regulations or penalties for any failure to comply. The Company’s operations could be adversely affected, directly or indirectly, by existing or future laws and regulations relating to its business or industry.

There has been no prior public market for the Company’s securities and the lack of such a market may make resale of the stock difficult.

No prior public market has existed for the Company’s securities and the Company cannot assure any investor that a market will develop subsequent to this offering. An investor must be fully aware of the long-term nature of an investment in the Company. The Company intends to apply for quotation of its common stock on the OTC Bulletin Board as soon as possible which may be while this offering is still in process. However, the Company does not know if it will be successful in such application, how long such application will take, or, that if successful, that a market for the common stock will ever develop or continue on the OTC Bulletin Board. If for any reason the common stock is not listed on the OTC Bulletin Board or a public trading market does not otherwise develop, investors in the offering may have difficulty selling their common stock should they desire to do so. If the Company is not successful in its application for quotation on the OTC Bulletin Board, it will apply to have its securities quoted by the Pink OTC Markets, Inc., real-time quotation service for over-the-counter equities.

The Company does not project paying dividends during its development stage and during the early stages of growth and anticipates that it will retain future earnings for funding the Company’s growth and development. Therefore, investors should not expect the Company to pay dividends in the foreseeable future. As a result, investors may not receive any return on their investment prior to selling their Shares in the Company, if and when a market for such Shares develops. Furthermore, even if a market for the Company’s securities does develop, there is no guarantee that the market price for the shares would be equal to or more than the initial per share investment price paid by any investor. There is a possibility that the Shares could lose all or a significant portion of their value from the initial price paid in this offering.

The Company’s stock may be considered a penny stock and any investment in the Company’s stock will be considered a high- risk investment and subject to restrictions on marketability.

If the Shares commence trading, the trading price of the Company's common stock may be below $5.00 per share. If the price of the common stock is below such level, trading in its common stock would be subject to the requirements of certain rules promulgated under the Securities Exchange Act of 1934, as amended. These rules require additional disclosure by broker-dealers in connection with any trades generally involving any non-NASDAQ equity security that has a market price of less than $5.00 per share, subject to certain exceptions. Such rules require the delivery, before any penny stock transaction, of a disclosure schedule explaining the penny stock market and the risks associated therewith, and impose various sales practice requirements on broker-dealers who sell penny stocks to persons other than established customers and accredited investors (generally institutions). For these types of transactions, the broker-dealer must determine the suitability of the penny stock for the purchaser and receive the purchaser’s written consent to the transactions before sale. The additional burdens imposed upon broker-dealers by such requirements may discourage broker-dealers from effecting transactions in the Company’s common stock which could impact the liquidity of the Company’s common stock.

The Company is subject to the potential factors of market and customer changes.
The business of the Company is susceptible to rapidly changing preferences of the marketplace and its customers. The needs of customers are subject to constant change. Although the Company intends to carry out its plan of developing recreational centers to satisfy changing customer demands in the marketplace, there can be no assurance that funds for such expenditures will be available or that the Company's competition will not develop similar or superior capabilities or that the Company will be successful in its internal efforts. The future success of the Company will depend in part on its ability to respond effectively to rapidly changing trends, industry standards and customer requirements by adapting its visions of entertainment and leisure centers and the experience offered by products and services.

Product liability claims could adversely affect the Company.

The Company may be subject to product liability claims from customers or fines from regulatory agencies relating to products that are recalled, defective or harmful. Such claims could arise from factors beyond the Company’s control. The Company generally seeks contractual indemnification and insurance coverage from its suppliers. However, without adequate insurance or contractual indemnification available, such claims could have a material adverse effect on the Company’s business, financial condition and results of operation. Litigation expenses could increase as well, which may have a materially negative impact on results of operations, regardless of the outcome of the claim. Furthermore, such claims may cause significant damage the Company’s reputation and diminish customer confidence in its products.

The Company has authorized the issuance of preferred stock with certain preferences.

The board of directors of the Company is authorized to issue up to 100,000,000 shares of $0.0001 par value preferred stock. The board of directors has the power to establish the dividend rates, liquidation preferences, and voting rights of any series of preferred stock, and these rights may be superior to the rights of holders of the Shares. The board of directors may also establish redemption and conversion terms and privileges with respect to any shares of preferred stock. Any such preferences may operate to the detriment of the rights of the holders of the Shares, and further, could be used by the board of directors as a device to prevent a change in control of the Company. No such preferred shares or preferences have been issued to date, but such shares or preferences may be issued at a later time, subject to the sole discretion of the board of directors.

The Company does not maintain certain insurance, including errors and omissions and indemnification insurance.

The Company has limited capital and, therefore, does not currently have a policy of insurance against liabilities arising out of the negligence of its officers and directors and/or deficiencies in any of its business operations. Even assuming that the Company obtained insurance, there is no assurance that such insurance coverage would be adequate to satisfy any potential claims made against the Company, its officers and directors, or its business operations. Any such liability which might arise could be substantial and may exceed the assets of the Company. The certificate of incorporation and by-laws of the Company provide for indemnification of officers and directors to the fullest extent permitted under Delaware law. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons, it is the opinion of the Securities and Exchange Commission that such indemnification is against public policy, as expressed in the Act, and is therefore, unenforceable.

Intellectual property and/or trade secret protection may be inadequate.

The Company has applied for certain intellectual property and trade secret protection on certain aspects of its business. However, there can be no assurance that the Company can obtain effective protection against unauthorized duplication or the introduction of substantially similar solutions and services.

The offering price of the Shares has been arbitrarily determined by the Company and such offering should not be used by an investor as an indicator of the fair market value of the Shares.

Currently there is no public market for the Company’s common stock. The offering price for the Shares has been arbitrarily determined by the Company and does not necessarily bear any direct relationship to the assets, operations, book or other established criteria of value of the Company. Thus an investor should be aware that the offering price does not reflect the fair market price of the Shares.

The Company has included the selling stockholders in the secondary public offering (or private placement) for Shares in parallel with this offering.

The Company is conducting a primary public offering (or private placement) for Shares to raise proceeds for the Company. Such an offering may be conducted in parallel with or immediately following this offering. Sales of additional Shares [in the current or any future Primary Offering] will dilute the percentage ownership of shareholders in the Company.

Risks Related to Our Common Stock

Because we have intangible assets but no revenue, we may be considered a development stage company “and will be subject to more stringent reporting requirements.

The Securities and Exchange Commission ("SEC") adopted Rule 405 of the Securities Act and Exchange Act Rule 12b-2 which defines a shell company as a registrant that has no or nominal operations, and either (a) no or nominal assets; (b) assets consisting solely of cash and cash equivalents; or (c) assets consisting of any amount of cash and cash equivalents and nominal other assets.

On February 16, 2015, the Company implemented a change of control by issuing shares to new shareholders, redeeming shares of existing shareholders, electing new officers and directors and accepting the resignations of its then existing officers and directors. In connection with the change of control, the shareholders of the Company and its board of directors unanimously approved the change of the Company’s  name from Sky Run Acquisition Corporation to Hoverink International Holdings, Inc. Prior to this the company was a shell as defined in Rule
405. The company ceased being a shell as of Feb 16th 2015.

Our balance sheet reflects that we have cash and intangible assets; however, if we are defined as a shell company. The new rules prohibit shell companies from using a Form S-8 to register securities pursuant to employee compensation plans. However, the new rules do not prevent us from registering securities pursuant to S-1 registration statements. Additionally, the new rule regarding Form 8-K requires shell companies to provide more detailed disclosure upon completion of a transaction that causes it to cease being a shell company. If an acquisition is undertaken (of which we have no current intention of doing), we must file a current report on Form 8-K containing the information required pursuant to Regulation S-K within four business days following completion of the transaction together with financial information of the acquired entity. In order to assist the SEC in the identification of shell companies, we are also required to check a box on Form 10-Q and Form 10-K indicating that we are a shell company. To the extent that we are required to comply with additional disclosure because we are a shell company, we may be delayed in executing any mergers or acquiring other assets that would cause us to cease being a shell company. The SEC adopted a new Rule 144 effective February 15, 2008, which makes resales of restricted securities by shareholders of a shell company more difficult.

Since there is no minimum for our offering, if only a few persons purchase shares they will lose their money without us being even able to develop a market for our shares.

Since there is no minimum with respect to the number of shares to be sold directly by the Company in its offering, if only a few shares are sold, we will be unable to even attempt to create a public market of any kind for our shares. In such an event, it is highly likely that the entire investment of shareowners would be lost. Even if all of the shares are purchased, we could have the same result.

The offering price of our common stock has been determined arbitrarily.

The price of our common stock in this offering has not been determined by any independent financial evaluation, market mechanism or by our auditors, and is therefore, to a large extent, arbitrary. Our audit firm has not reviewed management's valuation and, therefore, expresses no opinion as to the fairness of the offering price as determined by our management. As a result, the price of the common stock in this offering may not reflect the value perceived by the market. There can be no assurance that the shares offered hereby are worth the price for which they are offered and investors may, therefore, lose a portion or all of their investment.

Risks Related To Ownership of Our Shares

The interests of shareholders may be hurt because we can issue shares of our common stock to individuals or entities that support existing management with such issuances serving to enhance existing management’s ability to maintain control of our company.

Our board of directors has authority, without action or vote of the shareholders, to issue all or part of the authorized but unissued common shares. Such issuances may be issued to parties or entities committed to supporting existing management and the interests of existing management which may not be the same as the interests of other shareholders. Our ability to issue shares without shareholder approval serves to enhance existing management’s ability to maintain control of our company.

Our articles of incorporation provide for indemnification of officers and directors at our expense and limit their liability that may result in a major cost to us and hurt the interests of our shareholders because corporate resources may be expended for the benefit of officers and/or directors.

Our Articles of Incorporation at Article X provide for indemnification as follows: "No director or officer of the Corporation shall be personally liable to the Corporation or any of its stockholders for damages for breach of fiduciary duty as a director or officer; provided, however, that the foregoing provision shall not eliminate or limit the liability of a director or officer: (I) for acts or omissions which involve intentional misconduct, fraud or knowing violation of law. Any repeal or modification of an Article by the stockholders of the Corporation shall be prospective only, and shall not adversely affect any limitation of the personal liability of a director or officer of the Corporation for acts or omissions prior to such repeal or modification. In the opinion of the SEC, indemnification for liabilities arising under federal securities laws is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification for liabilities arising under federal securities laws, other than the payment by us of expenses incurred or paid by a director, officer or controlling person in the successful defense of any action, suit or proceeding, is asserted by a director, officer or controlling person in connection with our activities, we will (unless in the opinion of our counsel, the matter has been settled by controlling precedent) submit to a court of appropriate jurisdiction, the question whether indemnification by us is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue. The legal process relating to this matter if it were to occur is likely to be very costly and may result in us receiving negative publicity, either of which factors is likely to materially reduce the market and price for our shares, if such a market ever develops.
We may conduct business through subsidiaries that will be treated as partnerships for federal income tax purposes and subject to income taxes

As stated, The Company intends to develop and operate Hoverink recreational centers in strategic locations throughout the United States. Hoverink or a designated subsidiary shall derive 90% of its income in a “Qualifying Income” method as defined in Section 7704(d) of the
U.S. Internal Revenue Code. It shall derive its Qualifying Income primarily due to receiving 90% of its income from the prepaid rents collected from real property or the gain from the sale or disposition of real property within our Hoverink for the first 1-5 years. Currently we are treated as a corporation for U.S. federal income tax purposes. The present U.S. federal income tax treatment may be modified by administrative, legislative or judicial changes or differing interpretations at any time. For example, from time to time, members of Congress propose and consider substantive changes to the existing U.S. federal income tax laws that affect partnerships. We are unable to predict whether any of these changes or other proposals will be reintroduced or will ultimately be enacted. Any such changes could negatively impact the value of an investment in our common stock. Any modification to U.S. federal income tax laws may be applied retroactively and could make it more difficult or impossible for us to meet the qualifying income requirement for any subsidiary owned by us to be treated as a partnership for U.S. federal income tax purposes. In order for a subsidiary to be treated as a partnership for federal income tax purposes, at least 90% of our gross income must be qualifying income

Currently, there is no established public market for our securities, and there can be no assurances that any established public market will ever develop or that our common stock will be quoted for trading and, even if quoted, it is likely to be subject to significant price fluctuations.

Prior to the date of this prospectus, there has not been any established trading market for our common stock, and there is currently no established public market whatsoever for our securities. We have not found a market maker. There can be no assurance that we will find a market maker willing to file an application with FINRA on our behalf and if we neither do that the market maker’s application will be accepted by FINRA nor can we estimate as to the time period that the application will require. We are not permitted to file such application on our own behalf. If the application is accepted, there can be no assurances as to whether

(I) any market for our shares will develop;
(ii) The prices at which our common stock will trade; or
(iii) The extent to which investor interest in us will lead to the development of an active, liquid trading market. Active trading markets generally result in lower price volatility and more efficient execution of buy and sell orders for investors.

If we become able to have our shares of common stock quoted on the OTCQB and/or OTCBB, we will then try, through a broker-dealer and its clearing firm, to become eligible with the Depository Trust Company ("DTC") to permit our shares to trade electronically. If an issuer is not “DTC- eligible,” then its shares cannot be electronically transferred between brokerage accounts, which, based on the realities of the marketplace as it exists today (especially the OTCQB/OTCBB), means that shares of a company will not be traded (technically the shares can be traded manually between accounts, but this takes days and is not a realistic option for companies relying on broker dealers for stock Transactions
- Like all companies on the OTCQB and OTCBB. What this boils down to is that while DTC-eligibility is not a requirement to trade on the OTCQB or OTCBB, it is a necessity to process trades on the OTCBB if a company’s stock is going to trade with any volume. There are no assurances that our shares will ever become DTC-eligible or, if they do, how long it will take. In addition, our common stock is unlikely to be followed by any market analysts, and there may be few institutions acting as market makers for our common stock. Either of these factors could adversely affect the liquidity and trading price of our common stock. Until our common stock is fully distributed and an orderly market develops in our common stock, if ever, the price at which it trades is likely to fluctuate significantly. Prices for our common stock will be determined in the marketplace and may be influenced by many factors, including the depth and liquidity of the market for shares of our common stock, developments affecting our business, including the impact of the factors referred to elsewhere in these Risk Factors, investor perception of the Company and general economic and market conditions. No assurances can be given that an orderly or liquid market will ever develop for the shares of our common stock. Because of the anticipated low price of the securities being registered, many brokerage firms may not be willing to effect transactions in these securities. Purchasers of our securities should be aware that any market that develops in our stock will be subject to the penny stock restrictions. See “Plan of Distribution” and Risk Factors below.

Any market that develops in shares of our common stock will be subject to the penny stock regulations and restrictions pertaining to low priced stocks that create a lack of liquidity and make trading difficult or impossible.

The trading of our securities, if any, will be in the over-the-counter market which is commonly referred to as the OTCBB as maintained by FINRA. As a result, an investor may find it difficult to dispose of, or to obtain accurate quotations as to the price of our securities. Rule 3a51- 1 of the Exchange Act establishes the definition of a "penny stock," for purposes relevant to us, as any equity security that has a minimum bid price of less than $5.00 per share or with an exercise price of less than $5.00 per share, subject to a limited number of exceptions which are not available to us. It is likely that our shares will be considered to be penny stocks for the immediately foreseeable future. This classification severely and adversely affects any market liquidity for our common stock. For any transaction involving a penny stock, unless exempt, the penny stock rules require that a broker or dealer approve a person's account for transactions in penny stocks and the broker or dealer receive from the investor a written agreement to the transaction setting forth the identity and quantity of the penny stock to be purchased. In order to approve a person's account for transactions in penny stocks, the broker or dealer must obtain financial information and investment experience and objectives of the person and make a reasonable determination that the transactions in penny stocks are suitable for that person and that that person has sufficient knowledge and experience in financial matters to be capable of evaluating the risks of transactions in penny stocks.

The broker or dealer must also deliver, prior to any transaction in a penny stock, a disclosure schedule prepared by the SEC relating to the penny stock market, which, in highlight form, sets forth:

-	The basis on which the broker or dealer made the suitability determination, and
-	That the broker or dealer received a signed, written agreement from the investor prior to the transaction

Disclosure also has to be made about the risks of investing in penny stock in both public offerings and in secondary trading and commission’s payable to both the broker-dealer and the registered representative, current quotations for the securities and the rights and remedies available to an investor in cases of fraud in penny stock transactions. Additionally, monthly statements have to be sent disclosing recent price information for the penny stock held in the account and information on the limited market in penny stocks. Because of these regulations, broker-dealers may not wish to engage in the above-referenced necessary paperwork and disclosures and/or may encounter difficulties in their attempt to sell shares of our common stock, which may affect the ability of selling shareholders or other holders to sell their shares in any secondary market and have the effect of reducing the level of trading activity in any secondary market. These additional sales practice and disclosure requirements could impede the sale of our securities, if and when our securities become publicly traded. In addition, the liquidity for our securities may decrease, with a corresponding decrease in the price of our securities. Our shares, in all probability, will be subject to such penny stock rules for the foreseeable future and our shareholders will, in all likelihood, find it difficult to sell their securities.

The market for penny stocks has experienced numerous frauds and abuses that could adversely impact investors in our stock.

Company management believes that the market for penny stocks has suffered from patterns of fraud and abuse. Such patterns include: Control of the market for the security by one or a few broker-dealers that are often related to the promoter or issuer;

- Manipulation of prices through prearranged matching of purchases and sales and false and misleading press releases;
-  "Boiler room" practices involving high pressure sales tactics and unrealistic price projections by sales persons;
-  Excessive and undisclosed bid-ask differentials and markups by selling broker-dealers; and
- Wholesale dumping of the same securities by promoters and broker-dealers after prices have been manipulated to a desired level, along with the inevitable collapse of those prices with consequent investor losses.

Any trading market that may develop may be restricted by virtue of state securities “Blue Sky” laws that prohibit trading absent compliance with individual state laws. These restrictions may make it difficult or impossible to sell shares in those states.

There is currently no established public market for our common stock, and there can be no assurance that any established public market will develop in the foreseeable future. Transfer of our common stock may also be restricted under the securities or securities regulations laws promulgated by various states and foreign jurisdictions, commonly referred to as “Blue Sky” laws. Absent compliance with such individual state laws, our common stock may not be traded in such jurisdictions. Because the securities registered hereunder have not been registered for resale under the blue sky laws of any state, the holders of such shares and persons who desire to purchase them in any trading market that might develop in the future, should be aware that there may be significant state blue sky law restrictions upon the ability of investors to sell the securities and of purchasers to purchase the securities. These restrictions prohibit the secondary trading of our common stock. We currently do not intend to and may not be able to qualify securities for resale in at least 17 states which do not offer manual exemptions (or may offer manual exemptions but may not to offer one to us if we are considered to be a shell company at the time of application) and require shares to be qualified before they can be resold by our shareholders. Accordingly, investors should consider the secondary market for our securities to be a limited one. See also “Plan of Distribution-State Securities-Blue Sky Laws.”

Because we are not subject to compliance with rules requiring the adoption of certain corporate governance measures, our stockholders have limited protection against interested director transactions, conflicts of interest and similar matters.

The Sarbanes-Oxley Act of 2002, as well as rule changes proposed and enacted by the SEC, the New York and American Stock Exchanges and the Nasdaq Stock Market, as a result of Sarbanes-Oxley, require the implementation of various measures relating to corporate governance. These measures are designed to enhance the integrity of corporate management and the securities markets and apply to securities that are listed on those exchanges or the Nasdaq Stock Market. Because we are not presently required to comply with many of the corporate governance provisions and because we chose to avoid incurring the substantial additional costs associated with such compliance any sooner than legally required, we have not yet adopted these measures. Because none of our directors (currently three persons) are independent directors, we do not currently have independent audit or compensation committees. As a result, these directors have the ability, among other things, to determine their own level of compensation. Until we comply with such corporate governance measures, regardless of whether such compliance is required, the absence of such standards of corporate governance may leave our stockholders without protections against interested director transactions, conflicts of interest, if any, and similar matters and investors may be reluctant to provide us with funds necessary to expand our operations. We intend to comply with all corporate governance measures relating to director independence as and when required. However, we may find it very difficult or be unable to attract and retain qualified officers, directors and members of board committees required to provide for our effective management as a result of Sarbanes-Oxley Act of 2002. The enactment of the Sarbanes-Oxley Act of 2002 has resulted in a series of rules and regulations by the SEC that increase responsibilities and liabilities of directors and executive officers. The perceived increased personal risk associated with these recent changes may make it more costly or deter qualified individuals from accepting these roles.

You may have limited access to information regarding our business because our obligations to file periodic reports with the SEC could be automatically suspended under certain circumstances.

As of the effective date of our registration statement of which this prospectus is a part, we will become subject to certain informational requirements of the Exchange Act, as amended and we will be required to file periodic reports (i.e., annual, quarterly and material events) with the SEC which will be immediately available to the public for inspection and copying. In the event during the year that our registration statement becomes effective, these reporting obligations may be automatically suspended under Section 15(d) of the Exchange Act if we have less than  300 shareholders and do not file a registration statement on Form 8-A (of which we have no current plans to file). If this occurs after the year in which our registration statement becomes effective, we will no longer be obligated to file such periodic reports with the SEC and access to our business information would then be even more restricted. After this registration statement on Form S-1 becomes effective, we may be required to deliver periodic reports to security holders as proscribed by the Exchange Act, as amended. However, we will not be required to furnish proxy statements to security holders and our directors, officers and principal beneficial owners will not be required to report their beneficial ownership of securities to the SEC pursuant to Section 16 of the Exchange Act until we have both 500 or more security holders and greater than $10 million in assets. This means that access to information regarding our business and operations will be limited. However, we plan to voluntarily continue reporting in the absence of an SEC reporting obligation.

Our reporting obligations under section 15(d) of the securities exchange act of 1934, as amended, may be suspended automatically if we have fewer than 300 shareholders of record on the first day of our fiscal year.

We will not register our common stock under Section 12(g) of the Securities Exchange Act of 1934. Therefore, we will not be subject to the Commission’s proxy, tender offer, and short swing insider trading rules for Section 12 registrants and our obligation to file reports under Section 15(d) of the Exchange Act will be automatically suspended if, on the first day of any fiscal year (other than a fiscal year in which a registration statement under the Securities Act has gone effective), we have fewer than 300 shareholders of record. This suspension is automatic and does not require any filing with the SEC. In such an event, we would only be required to file an annual report for the twelve months after this prospectus is declared effective by the SEC. Accordingly, we may cease providing periodic reports and current or periodic information, including operational and financial information, may not be available with respect to our results of operations. If our obligation to file reports under Section 15(d) is suspended it may decrease our common stock’s liquidity, if any, affecting your ability to resell our common stock.

For all of the foregoing reasons and others set forth herein, an investment in our securities in any market that may develop in the future involves a high degree of risk.

(“Primary Offering”)

         Hoverink International Holdings, Inc. (“Hoverink International Holdings, Inc.” “Company,” “we,” or “us.”) We are offering up to 156,250 shares in a direct offering (the “Primary Offering”). The shares of common stock are immediately separable and will be issued separately, but will be purchased together in this Offering. The shares will be offered at a fixed price of $6.40 per share for the duration of the Primary Offering.  There is no minimum number of shares that must be sold by us for the offering to close, and we will retain the proceeds from the sale of any of the offered shares that are sold. The offering is being conducted on a self-underwritten, best efforts basis, which means our Board of Directors and Executive officers, will attempt to sell the shares. There is no minimum number of shares that must be sold by us for the Primary Offering to proceed and there is no assurance that we will sell any Shares under the Primary Offering. This prospectus will permit our Board of Directors and Executive officers to sell the shares directly to the public, with no commission or other remuneration payable to them for any shares they may sell. The Board of Directors and Executive officers will sell the shares and intends to offer them to friends, family members and business acquaintances. In offering the securities on our behalf, they will rely on the safe harbor from broker-dealer registration set out in Rule 3a4-1 under the Securities and Exchange Act of 1934. The intended methods of communication include, without limitations, telephone and personal contact. For more information, see the section of this prospectus entitled “Plan of Distribution”.

(“Secondary Offering”)

         The selling security holders named in this prospectus are offering 1,692,000 common shares (the “Secondary Offering”), which includes 1,692,000 common shares, all discussed elsewhere in this Prospectus. We will not receive any proceeds from the sale of shares being sold by Selling security holders. The prices at which the selling security holders may sell their shares will be at a fixed price of $6.40 per share until such time as the shares of our common stock are traded on the OTC Bulletin Board sponsored by FINRA or OTCQB operated by OTC Markets Group, Inc. Although we intend to apply for quotation of our common stock on the OTC Bulletin Board or OTCQB through a market maker, public trading of our common stock may never materialize. If our common stock becomes traded on the OTC Bulletin Board or OTCQB, then the sale price to the public will vary according to prevailing market prices or privately negotiated prices by the selling shareholders

The selling security holders may resell their shares to or through underwriters, broker-dealers or agents, who may receive compensation in the form of discounts, concessions or commissions. In addition, the selling security holders and any broker-dealers who execute sales for the selling security holders may be deemed to be an “underwriter” in connection with such sales. The selling security holders named in this prospectus will bear the costs of all commission or discounts, if any, attributable to the sale of their shares. We are bearing the costs, expenses and fees associated with the registration of the common shares in this prospectus. See “Plan of Distribution and Determination of Offering Price.”

   The common stock offered by this prospectus is being offered by the company. The common stock may be sold or distributed from time to time by the company directly to one or more purchasers or through brokers, dealers, or underwriters who may act solely as agents at market prices prevailing at the time of sale, at prices related to the prevailing market prices, at negotiated prices, or at fixed prices, which may be changed. The sale of the common stock offered by this prospectus could be effected in one or more of the following methods: ordinary brokers’ transactions, transactions involving cross or block trades, through brokers, dealers, or underwriters who may act solely as agents, “at the market” into an existing market for the common stock, in other ways not involving market makers or established business markets, including direct sales to purchasers or sales effected through agents; in privately negotiated transactions; or any combination of the foregoing.

The proceeds from the sale of the shares in this offering will be payable to the Company. All subscribed funds will be held in a noninterest-bearing account pending the completion of the offering of which there is no minimum number of shares that must be sold. The offering will be completed 180 days from the effective date of this prospectus, unless extended by our board of directors for an additional 180 days. All subscription agreements and checks for payment of shares are irrevocable (except as to any states that require a statutory cooling-off period or rescission right). For more information, see the section of this prospectus entitled "Plan of Distribution".

The Primary Offering and the Secondary Offering will terminate nine months after this registration statement is declared effective by the SEC. We plan to continue to update the registration statement even after the Offering of the shares has terminated. We do not have any arrangements to place any proceeds of the offering in escrow, trust or any other similar account

We are an “emerging growth company” as that term is used in the Jumpstart Our Business Startups Act of 2012 (the “JOBS Act”). See "Description of Business” and “Risk Factors.”

Since there is no minimum amount of shares that must be sold by the company, investors may end up holding shares in a company that:

-	Has not received enough proceeds from the offering to begin operations; and
-	Has no market for its shares.

The proceeds from the sale of the shares in this offering will be payable to the Company. All subscription agreements and checks are irrevocable and should be delivered to the Company at the address provided in the Subscription Agreement (see subscription agreement).

All subscription funds will be held in a noninterest-bearing account subject to the completion of the offering. The offering will be completed 180 days from the effective date of this prospectus, unless extended by our board of directors for an additional 180 days. There is no minimum number of shares that must be sold. All subscription agreements and checks for payment of shares are irrevocable (except as to any states that require a statutory cooling-off period or rescission right).

We will deliver stock certificates attributable to shares of common stock purchased directly to the purchasers approximately 30 days after the close of the offering or as soon thereafter as practicable.

The offering price of the common stock has been determined arbitrarily and bears no relationship to any objective criterion of value. The price does not bear any relationship to our assets, book value, historical earnings, if any, or net worth.

Termination of the offering

The offering will conclude when all 156,250 shares of common stock have been sold, or 180 days after this registration statement becomes effective with the Securities and Exchange Commission. We may at our discretion extend the offering for an additional 180 days.

Risk Factors

The purchase of our common stock involves a high degree of risk. The common stock offered in this prospectus is for investment purposes only and currently no market for our common stock exists. Please refer to the sections entitled "Risk Factors" and "Dilution" before making an investment in this stock.

Trading Market

None.

While we plan to find a market maker to file a Rule 211 application with the Financial Industry Regulatory Authority (“FINRA”) in order to apply for the inclusion of our common stock in OTC Markets (“OTCQB”) or the Over-the-Counter Bulletin Board (“OTCBB”), such efforts may not be successful and our shares may never be quoted and owners of our common stock may not have a market in which to sell the shares. Also, no estimate may be given as to the time that this application process will require. Even if Hoverink International Holdings, Inc.’s common stock is quoted or granted a listing, a market for the common shares may not develop.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus contains forward-looking statements that involve risks and uncertainties. We use words such as anticipate, believe, plan, expect, future, intend and similar expressions to identify such forward-looking statements. The actual results could differ materially from our forward-looking statements. Our actual results are most likely to differ materially from those anticipated in these forward-looking statements for many reasons, including the risks faced by us described in this Risk Factors section and elsewhere in this prospectus.

Shares of common stock offered by us a maximum of 156,250 shares. There is no minimum number of shares that must be sold by us for the offering to close.

Hoverink International Holdings, Inc. (“Hoverink International Holdings, Inc.” “Company,” “we,” or “us.”)  Will use the proceeds from the offering to pay for professional fees and other general expenses, as well as fund the development of the Company’s operations. The total estimated costs of the offering ($38,000.00) may exceed the amount of offering proceeds.

USE OF PROCEEDS

The following table sets forth the uses of proceeds assuming the sale of 25%, 50%, 75% and 100% respectively, of the securities offered for sale by the Company. There is no assurance that we will raise the full $1,000,000 as anticipated. The following scenarios are for illustrative purposes only and the actual amounts of proceeds, if any, may differ.

We plan to use the net proceeds of the Primary Offering as set forth below (all amounts listed below are estimates): The principal purposes of this offering is to raise sufficient capital for us to implement our business plan, become a reporting under the Exchange Act and create a public market for our common shares. If we are unable to sell any shares under the Primary Offering, we have sufficient funds to pay the costs of this offering. However, expenses associated with meeting our reporting obligations under the Exchange Act will take priority over anything else.

Item	25%	50%	75%	100%
Gross proceeds	$250,000.00	$500,000.00	$750,000.00	$1,000,000.00
Expected offering expenses	$38,000.00	$38,000.00	$38,000.00	$38,000.00
Net proceeds	$214,000.00	$464,000.00	$714,000.00	$964,000.00

Item		25%		50%		75%		100%
	$		$		$		$
Marketing Expenses		10,700		23,200		35,700		48,200
Management and Consulting Expenses - Orbital Path		82,390		178,640		274,890		371,140
Selling, General & Administrative Expenses		72,760		157,760		242,760		327,760
Architects – Structural Engineers		24,610		53,360		82,110		110,860
Legal and Accounting Expenses		23,540		51,040		78,540		106,040
Total		$214,000.00		$464,000.00		$714,000.00		$964,000.00

Intellectual Property

Trademark applications

We have also filed five (5) trademark applications covering Syros ® which is the name of our Hover Car, Space Watch ® which allows advertisers display their brand names in Holographic image form from an Orbital Satellite for billions to see from Earth. Hovergram ® which allows for additional advertising within our Hoverinks, our ECOCHAIR ®  and finally the HOVERINK ® mark which covers our, logo and the “Hoverink” slogan for Hoverink™, as well as our company’s name. The marks filing dates were filed on April 29th 2015 in the United States.

Word Mark HOVERINK
Goods and Services IC 041. US 100 101 107. G & S: PROVIDING AMUSEMENT PARK AND RECREATION FACILITIES
Serial Number 86613235

Word Mark SYRIS
Goods and Services IC 041. US 100 101 107. G & S: PROVIDING AMUSEMENT PARK AND RECREATION FACILITIES
Serial Number 86613236

Word Mark HOVERGRAM
Goods and Services IC 041. US 100 101 107. G & S: PROVIDING AMUSEMENT PARK AND RECREATION FACILITIES;
COMMUNICATIONS SERVICES; PROVIDING INFORMATION ABOUT ENTERTAINMENT, AMUSEMENTS AND RECREATION
OVER THE INTERNET
Serial Number 86613237

Word Mark SPACEWATCH
Goods and Services IC 009. US 021 023 026 036 038. G & S: SATELLITE COMMUNICATIONS SYSTEMS;
Serial Number 86613239

Word Mark ECOCHAIR
Goods and Services IC 020. US 002 013 022 025 032 050. G & S: SEATING, CHAIRS; AIRCRAFT AND VEHICULAR SEATING
Serial Number 86613240

SELLING SECURITY HOLDERS

Table of Selling Shareholders

The selling security holders named in this prospectus are offering all of the offering 1,692,000 common shares (the “Secondary Offering”), 1,692,000 common shares offered through this prospectus. The offer under this prospectus is comprised of the securities provided above.

The following table provides as of June 30, 2015 information regarding the beneficial ownership of our common shares held by each of the selling security holders, including

1.	the number of shares beneficially owned by each prior to this Offering;
2.	the total number of shares that are to be offered by each;
3.	the total number of shares that will be beneficially owned by each upon completion of the Offering;
4.	the percentage owned by each upon completion of the Offering; and
5.	the identity of the beneficial holder of any entity that owns the shares.

The following table sets forth ownership of shares held by each person who is a selling shareholder.

Name	Shares Owned Before Offering (1)	Offered Herein	Shares Owned
Metroplex Economic Development Corporation 6777 W. Kiest Blvd. Dallas, TX 75236	490,000	490,000	0
Word of God Fellowship, Inc. 3901 Hwy 121 Bedford, TX 76021	60,000	60,000	0
Crockett Benjamin Carter P.O. Box 42 Dennis, TX 76439	75,000	75,000	0
Arquilla Jean Garrett 6854 Heath Street Houston, TX 77016	15,000	15,000	0
Health & Charity Outreach 1845 Precinct Line Rd Suite 245 Hurst, TX 76054	25,000	25,000	0
Janice Carol Savage 568 Keble Drive Crowley, TX 76036	300,000	300,000	0
Save Our Children 2792 A West Washington St, 123 Stephenville, TX 76401	200,000	200,000	0
Ruby Jewel Neal 5018 Brockleigh Lamarque, TX 77568	15,000	15,000	0
Joseph Williams 8413 Beaufort Court Fort Worth, TX 76123	45,000	45,000	0
Adrian Williams 8413 Beaufort Court Fort Worth, TX 76123	25,000	25,000	0

Catrina Moak 1405 Whittenburg Drive Fort Worth TX 76134	25,000	25,000	0
Brandon Eugene Smith 4949 Madyson Ridge Drive, Fort Worth TX 76133	15,000	15,000	0
Marneisha Renee Prince 4949 Madyson Ridge Drive, Fort Worth TX 76133	10,000	10,000	0
Rebekah Fawn Hasty P.O. Box 42 Dennis, TX 76439	25,000	25,000	0
Charlotte Ann Prater P.O. Box 42, Dennis, TX 76439	25,000	25,000	0
Sharonda Mchenry 627 Gundersen Drive, # 206 Carol Stream, IL 60188	20,000	20,000	0
Pentecostal Temple 523 Centre St San Marcos, TX 78666	10,000	10,000	0
Peggy Ann Sajna P.O. Box 60501 Fort Worth Texas 76115	10,000	10,000`	0
Charles Douglas Stewart 733 Nelson Place Burleson, TX 76028	40,000	40,000	0
Tonia Theresa Castille 733 Nelson Place Burleson, TX 76028	10,000	10,000	0
Breana Meshuan Williams 7400 Little Rock Lane Fort Worth, TX 76120	50,000	50,000	0
Christina Flowers 7500 Belcross Lane Fort Worth, 76133	10,000	10,000	0
Kenisha Williams-Turner 520 Ashdale Drive Fort Worth, TX 76140	10,000	10,000	0
Randall A Jones 31878 Del Obispo Street, Suite 118-112 111 San Juan Capistrano, CA 92675	106,000	106,000	0
James Borchert 6731 Bridge Street #221 Fort Worth, Texas 76112	55,000	55,000	0
Lauretta Nevills 1806 Whitney Drive Garland, TX 75040	11,000	11,000	0
Meshelle Lance Peavler 4825 Overton Ave Fort Worth, TX 76133	10,000	10,000	0
Total	1,692,000

The offering may terminate on the earlier of:

i. the date when the sale of all 156,250 shares is completed, or

ii. 180 days from the effective date of this document or any extension thereto.

PLAN OF DISTRIBUTION AND DETERMINATION OF OFFERING PRICE

Primary Offering

Hoverink International Holdings, Inc. (“Hoverink International Holdings, Inc.” “Company,” “we,” or “us.”) We are offering up to 156,250 shares in a direct offering (the “Primary Offering”). The shares of common stock are immediately separable and will be issued separately, but will be purchased together in this Offering. The shares will be offered at a fixed price of $6.40 per share for the duration of the Primary Offering.  Even if a public trading market for our common shares develops. The $6.40 fixed per share offering price for the duration of this offering was arbitrarily chosen by management. There is no relationship between this price and our assets, earnings, book value or any other objective criteria of value.

There is no minimum number of shares that must be sold by us for the offering to close, and we will retain the proceeds from the sale of any of the offered shares that are sold. The offering is being conducted on a self-underwritten, best efforts basis, which means our Board of Directors and Executive officers, will attempt to sell the shares. There is no minimum number of shares that must be sold by us for the Primary Offering to proceed and there is no assurance that we will sell any Shares under the Primary Offering. This prospectus will permit our Board of Directors and Executive officers to sell the shares directly to the public, with no commission or other remuneration payable to them for any shares they may sell. The Board of Directors and Executive officers will sell the shares and intends to offer them to friends, family members and business acquaintances. In offering the securities on our behalf, they will rely on the safe harbor from broker-dealer registration set out in Rule 3a4-1 under the Securities and Exchange Act of 1934. The intended methods of communication include, without limitations, telephone and personal contact. For more information, see the section of this prospectus entitled "Plan of Distribution".

The common stock offered by this prospectus is being offered by the company. The common stock may be sold or distributed from time to time by the company directly to one or more purchasers or through brokers, dealers, or underwriters who may act solely as agents at market prices prevailing at the time of sale, at prices related to the prevailing market prices, at negotiated prices, or at fixed prices, which may be changed. The sale of the common stock offered by this prospectus could be effected in one or more of the following methods: ordinary brokers’ transactions, transactions involving cross or block trades, through brokers, dealers, or underwriters who may act solely as agents, “at the market” into an existing market for the common stock, in other ways not involving market makers or established business markets, including direct sales to purchasers or sales effected through agents; in privately negotiated transactions; or any combination of the foregoing. No officers or directors of the Company may purchase any securities in this offering.

There can be no assurance that all, or any, of the shares will be sold. As of this date, we have not entered into any agreements or arrangements for the sale of the shares with any broker/dealer or sales agent. However, if we were to enter into such arrangements, we will file a post-effective amendment to disclose those arrangements because any broker/dealer participating in the offering would be acting as an underwriter and would have to be so named herein. In order to comply with the applicable securities laws of certain states, the securities may not be offered or sold unless they have been registered or qualified for sale in such states or an exemption from such registration or qualification requirement is available and with which we have complied. The purchasers in this offering and in any subsequent trading market must be residents of such states where the shares have been registered or qualified for sale or an exemption from such registration or qualification requirement is available. As of this date, we have not identified the specific states where the offering will be sold.

The proceeds from the sale of the shares in this offering will be payable to the Company, and will be deposited in a noninterest-bearing bank account until the subscription agreements are accepted by the Company. Failure to do so will result in checks being returned to the investor who submitted the check. No interest will be paid to any shareholder or the Company. All subscription agreements and checks are irrevocable (except as to any states that require a statutory cooling-off period or rescission right).

Investors can purchase common stock in this offering by completing a Subscription Agreement, a copy of which is filed as an  Exhibit  to the registration statement of which this prospectus is a part, and sending it together with payment in full. All payments must be made in U.S. currency either by personal check, bank draft, or cashier check. There is no minimum subscription requirement. All subscription agreements and checks are irrevocable (except as to any states that require a statutory cooling-off period or rescission right). The Company expressly reserves the right to either accept or reject any subscription. Any subscription rejected will be returned to the subscriber within five business days of the rejection date. Furthermore, once a subscription agreement is accepted, it will be executed without reconfirmation to or from the subscriber. Once we accept a subscription, the subscriber cannot withdraw it. Any purchasers of our securities should be aware that any market that develops in our common stock will be subject to “penny stock” restrictions. We will pay all expenses incident to the registration, offering and sale of the shares other than commissions or discounts of underwriters, broker-dealers or agents. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers and controlling persons, we have been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. Any purchasers of our securities should be aware that any market that develops in our stock will be subject to the penny stock restrictions.

The trading of our securities, if any, will be in the over-the-counter markets which are commonly referred to as the OTCQB as maintained by OTC Markets or OTCBB as maintained by FINRA (once and if and when quoting thereon has occurred). As a result, an investor may find it difficult to dispose of, or to obtain accurate quotations as to the price of, our securities.

This offering is being made by us without the use of outside underwriters or broker-dealers. The Shares to be sold by us will be sold on our behalf by our Board of Directors and Executive officers they will not receive commissions or proceeds or other compensation from the sale of any shares on our behalf. Neither shall they register as a broker-dealer pursuant to Section 15 of the Exchange Act, in reliance upon Rule 3a4-1, which sets forth those conditions under which a person associated with an issuer may participate in the offering of the issuer's securities and not be deemed to be a broker-dealer. The Board of Directors and Executive officers are not subject to a statutory disqualification, as that term is defined in Section 3(a) (39) of the Act, at the time of his participation. The Board of Directors and Executive officers will not be compensated in connection with participation by the payment of commissions or other remuneration based either directly or indirectly on transactions in securities.

The Board of Directors and Executive officers are not, nor will they be at the time of participation in the offering, an associated person of a broker-dealer; and they meet the conditions of paragraph (a)(4)(ii) of Rule 3a4 - 1 of the Exchange Act, in that they: (A) primarily performs, or is intended primarily to perform at the end of the offering, substantial duties for or on behalf of our company, other than in connection with transactions in securities; and (B) is not a broker or dealer, or been an associated person of a broker or dealer, within the preceding twelve months; and (C) has not participated in selling and offering securities for any issuer more than once every twelve months other than in reliance on paragraphs (a)(4)(I) or (a)(4)(iii). iii. Neither did they participate in selling an offering of securities for any issuer more than once every 12 months other than in reliance on paragraphs within this section, except that for securities issued pursuant to Rule 415 under the Securities Act of 1933, the 12 months shall begin with the last sale of any security included within a Rule 415 registration

Secondary Offering

The selling security holders named in this prospectus may sell their shares on a continuous or delayed basis for a period of nine months after this registration statement is declared effecive. We plan to continue to update the registration statement and even after the Offering of the Shares has terminated. The selling security holders may sell some or all of their shares in one or more transactions, including block transactions:

1	On such public markets as the shares may from time to time be trading;

2	In privately negotiated transactions;

3	Through the writing of options on the shares;

4	In short sales; or

5	In any combination of these methods of distribution.

The selling security holders named in this prospectus may also sell their shares directly to market makers acting as agents in unsolicited brokerage transactions. Any broker or dealer participating in such transactions as agent may receive a commission from the selling security holders, or, if they act as agent for the purchaser of such shares, from such purchaser. The selling security holders will likely pay the usual and customary brokerage fees for such services.

We are bearing all costs relating to the registration of this offering. The selling security holders, however, will pay any commissions or other fees payable to brokers or dealers in connection with any sale of the shares.

DESCRIPTION OF CAPITAL STOCK

Introduction

The Company is authorized to issue 100,000,000 shares of common stock, par value $0.0001, of which [13,872,000] Shares are outstanding as of the date of the registration statement, of which this prospectus is a part.  The Company is also authorized to issue 20,000,000 share of preferred stock, par value $0.0001, of which no shares were outstanding as of the date of the registration statement, of which this prospectus is a part.

Preferred Stock

None. We presently do not have plans to issue any shares of preferred stock. However, preferred stock could be used to dilute a potential hostile acquirer. Accordingly, any future issuance of preferred stock or any rights to purchase preferred shares may have the effect of making it more difficult for a third party to acquire control of us. This may delay, defer or prevent a change of control in our Company or an unsolicited acquisition proposal. The issuance of preferred stock also could decrease the amount of earnings attributable to, and assets available for distribution to, the holders of our common stock and could adversely affect the rights and powers, including voting rights, of the holders of our common stock.

Common Stock

Our certificate of incorporation authorizes the issuance of 100,000,000 shares of common stock. There are 13,872,000 shares of our common stock issued and outstanding at March 31, 2015 that is held by 34 shareholders. The holders of our common stock:

-	have equal ratable rights to dividends from funds legally available for payment of dividends when, as and if declared by the board of directors;

-	are entitled to share ratably in all of the assets available for distribution to holders of common stock upon liquidation, dissolution or winding up of our affairs;

-	do not have preemptive, subscription or conversion rights, or redemption or access to any sinking fund; and

-	are entitled to one non-cumulative vote per share on all matters submitted to stockholders for a vote at any meeting of stockholders

See also Plan of Distribution regarding negative implications of being classified as a “Penny Stock.”

Authorized but Un-issued Capital Stock

Delaware law requires stockholder approval for any issuance of authorized shares. These additional shares may be used for a variety of corporate purposes, including future public offerings to raise additional capital or to facilitate corporate acquisitions.

One of the effects of the existence of un-issued and unreserved common stock (and/or preferred stock) may be to enable our board of directors to issue shares to persons friendly to current management, which issuance could render more difficult or discourage an attempt to obtain control of our board by means of a merger, tender offer, proxy contest or otherwise, and thereby protect the continuity of our management and possibly deprive the stockholders of opportunities to sell their shares of our common stock at prices higher than prevailing market prices.

Shareholder Matters

As an issuer of "penny stock" the protection provided by the federal securities laws relating to forward looking statements does not apply to us if our shares are considered to be penny stocks which they currently are and probably will be for the foreseeable future. Although the federal securities law provide a safe harbor for forward-looking statements made by a public company that files reports under the federal securities laws, this safe harbor is not available to issuers of penny stocks. As a result, we will not have the benefit of this safe harbor protection in the event of any claim that the material provided by us, including this prospectus, contained a material misstatement of fact or was misleading in any material respect because of our failure to include any statements necessary to make the statements not misleading.

Certain provisions of Delaware law described below create rights that might be deemed material to our shareholders. Other provisions might delay or make  more difficult acquisitions of our stock or changes in our control or might also have the effect of preventing changes in our management or might make it more difficult to accomplish transactions that some of our shareholders may believe to be in their best interests.

Amendments to Bylaws - Our articles of incorporation provide that the power to adopt, alter, amend, or repeal our bylaws is vested exclusively with the board of directors. In exercising this discretion, our board of directors could conceivably alter our bylaws in ways that would affect the rights of our shareholders and the ability of any shareholder or group to effect a change in our control; however, the board would not have the right to do so in a way that would violate law or the applicable terms of our articles of incorporation.

Transfer Agent

The Transfer Agent for our common stock is Direct Transfer, LLC. 500 Perimeter Park Dr, Suite D Morrisville, NC 27560. Its telephone number is 919-481-4000

INTERESTS OF NAMED EXPERTS AND COUNSEL

No expert or counsel named in this prospectus as having prepared or certified any part of this prospectus or having given an opinion upon the validity of the securities being registered or upon other legal matters in connection with the registration or offering of the common stock was employed on a contingency basis, or had, or is to receive, in connection with the offering, a substantial interest, direct or indirect, in the registrant or any of its parents or subsidiaries. Nor was any such person connected with the registrant or any of its parents or subsidiaries as a promoter, managing or principal underwriter, voting trustee, director, officer, or employee.

DETERMINATION OF OFFERING PRICE

The offering price of the common stock has been arbitrarily determined and bears no relationship to any objective criterion of value. The price does not bear any relationship to our assets, book value, any historical earnings or net worth. In determining the offering price, management considered such factors as the prospects, if any, for similar companies, anticipated results of operations, present financial resources and the likelihood of acceptance of this offering. No valuation or appraisal has been prepared for our business. We cannot assure you that a public market for our securities will develop or continue or that the securities will ever trade at a price higher than the offering price.

DILUTION

“Dilution” represents the difference between the offering price of the shares of common stock hereby being offered and the net book value per share of common stock immediately after completion of this offering. "Net book value" is the amount that results from subtracting total liabilities from total assets. In this offering, the level of dilution is increased as a result of the relatively low net book value of our issued and outstanding common stock and because the proceeds of the offering are substantially less than our estimated costs. Assuming all of the shares of common stock offered herein are sold, the purchasers in this offering may lose the entire value of their shares purchased in that each purchased share may have a negative net book value if raise less proceeds than the cost of during the offering. Net book value of existing shareholders’ shares will also decrease if the costs exceed the proceeds received from this offering.

The following table illustrates the dilution to the purchasers of the common stock in this offering (as of March 31, 2015):

	Assuming the sale of:
	78,125 shares		156,250 shares

Offering Price Per Share	$6.40		$6.40

Book Value Per Share Before the Offering	$(0.00)		$(0.00)

Book Value Per Share After the Offering	$0.00		$0.00

Net Increase to Original Shareholders	$0.00		$0.00

Decrease in Investment to New Shareholders	$(0.	)	$(0.0)

The following table summarizes the number and percentage of shares purchased the amount and percentage of consideration paid and the average price per Share paid by our existing stockholders and by new investors in this offering:

	Price Per Share	Number of Shares Held	Percentage of Ownership	Consideration
156,250 shares sold
Existing shareholders	$0.0001	13,872,000	96.4%	$1387	(1)
Investors in this offering	$6.40	156,250	1.3%	$1,000,000

78,125 shares sold
Existing shareholders	$0.0001	13,872,000	97.4%	$1387	(2)
Investors in this offering	$6.40	78,125	0.65%	$500,000

DIVIDEND POLICY
We have never paid cash or any other form of dividend on our common stock, and we do not anticipate paying cash dividends in the foreseeable future. Moreover, any future credit facilities might contain restrictions on our ability to declare and pay dividends on our common stock. We plan to retain all earnings, if any, for the foreseeable future for use in the operation of our business and to fund the pursuit of future growth. Future dividends, if any, will depend on, among other things, our results of operations, capital requirements and on such other factors as our board of directors, in its discretion, may consider relevant.

MARKET FOR SECURITIES

There is no established public market for our common stock, and a public market may never develop. No market maker has agreed to file an application with FINRA. There can be no assurance as to whether such a market maker will agree to file an application or the market maker’s application will be accepted by FINRA nor can we estimate the time period that will be required for the application process. Even if our common stock were quoted in a market, there may never be substantial activity in such market. If there is substantial activity, such activity may not be maintained, and no prediction can be made as to what prices may prevail in such market.

If we become able to have our shares of common stock quoted on the OTCQB and/or OTCBB, we will then try, through a broker-dealer and its’ clearing firm, to become eligible with the DTC to permit our shares to be traded electronically. If an issuer is not “DTC-eligible,” its shares cannot be electronically transferred between brokerage accounts, which, based on the realities of the marketplace as it exists today (especially the OTCQB and OTCBB), means that shares of an issuer will not be able to be traded (technically the shares can be traded manually between accounts, but this may take days and is not a realistic option for issuers relying on broker-dealers for stock transactions - like all the companies on the OTCQB and OTCBB). What this boils down to is that while DTC-eligibility is not a requirement to trade on the OTCBB, it is however a necessity to efficiently process trades on the OTCQB or OTCBB if a company’s stock is going to trade with any volume. There are no assurances that our shares will ever become DTC-eligible or, if they do, how long it may take.

We do not have common stock or equity subject to outstanding options or warrants to purchase or securities convertible into our common stock or equity. Also, 64% of our outstanding common stock is held by our board of directors

Name	Number of Shares of Common Stock	Percent of Class before Offering (1)	Percent of Class After Offering (2)

Debbie Mae Carter	2,640,000	19%	19%
Cyrus Sajna & Davidra Nicole Sajna Trust(1)	3,480,000	25%	25%
Davidra Nicole Sajna	2,860,000	20%	20%
Dr. Neil Gallagher	1,960,000	14%	14%
Victor Sapphire	740,000	5.3%	5.3%
James Mckillop	250,000	1.8%	1.8%
James Cassidy	250,000	1.8%	1.8%
All Officers and directors as a group (3 persons)	12,180,000	86.9%	86.9%

Ms. Debbie Carter, our chief executive officer (2,640,000). In general, under Rule 144, a holder of restricted common shares who is an affiliate at the time of the sale or any time during the three months preceding the sale can resell shares, subject to the restrictions described below.

(1)	Cyrus Sajna and Davidra Sajna are trustees and beneficiaries to the trust

If we become a public reporting company under the Exchange Act for at least 90 days immediately before the sale, then at least six months must have elapsed since those shares were acquired from us or an affiliate, and we must remain current in our filings for an additional period of six months; in all other cases, at least one year must have elapsed since the shares were acquired from us or an affiliate.

The number of shares sold by such person within any three-month period cannot exceed the greater of:

-	1% of the total number of our common shares then outstanding; or

-
The average weekly trading volume of our common shares during the four calendar weeks preceding the date on which notice on Form 144 with respect to the sale is filed with the SEC (or, if Form 144 is not required to be filed, then four calendar weeks preceding the date the selling broker receives the sell order) (This condition is not currently available to the Company because its securities do not trade on a recognized exchange).

Conditions relating to the manner of sale, notice requirements (filing of Form 144 with the SEC) and the availability of public information about us must also be satisfied.

All of the presently outstanding shares of our common stock are "restricted securities" as defined under Rule 144 promulgated under the Securities Act and may only be sold pursuant to an effective registration statement or an exemption from registration, if available. The SEC has adopted final rules amending Rule 144 which have become effective on August 15, 2008. Pursuant to the new Rule 144, one year must elapse from the time a “shell company,” as defined in Rule  405  of  the  Securities  Act  and  Rule  12b-2  of  the  Exchange  Act,  ceases  to  be  a “shell company” and files a Form 8-K addressing Item 5.06 with such information as may be required in a Form 10 Registration Statement with the SEC, before a restricted shareholder can resell their holdings in reliance on Rule 144. The Form 10 information or disclosure is equivalent to the information that a company would be required to file if it were registering a class of securities on Form 10 under the Exchange Act. Under amended Rule 144, restricted or unrestricted securities that were initially issued by a reporting or non-reporting shell company or a company that was at any time previously a reporting or non-reporting shell company can only be resold in reliance on Rule 144 if the following conditions are met:

1)  the issuer of the securities that was formerly a reporting or non-reporting shell company has ceased to be a shell company;
2)  the issuer of the securities is subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act;
3) the issuer of the securities has filed all reports and material required to be filed under Section 13 or 15(d) of the Exchange Act, as applicable, during the preceding twelve months (or shorter period that the Issuer was required to file such reports and materials), other than Form 8-K reports; and
4) at least one year has elapsed from the time the issuer filed the current Form 10 type information with the SEC reflecting its status as an entity that is not a shell company.

At the present time, we are an emerging growth company as defined in Section 2(a) (19) of the Securities Act. Pursuant to Section 107 of the Jumpstart Our Business Startups Act, we may take advantage of the extended transition period provided in Section 7(a)(2)(B) of the Securities Act for complying with new or revised accounting standards, meaning that we can delay the adoption of certain accounting standards until those standards would otherwise apply to private companies. We have chosen to take advantage of the extended transition period for complying with new or revised accounting standards applicable to public companies to delay adoption of such standards until such standards are made applicable to private companies. Accordingly, our financial statements may not be comparable to the financial statements of public companies that comply with such new or revised accounting standards.

Current Public Information

In general, for sales by affiliates and non-affiliates, the satisfaction of the current public information requirement depends on whether we are a public reporting company under the Exchange Act:

-
If we have been a public reporting company for at least 90 days immediately before the sale, then the current public information requirement is satisfied if we have filed all periodic reports (other than Form 8-K) required to be filed under the Exchange Act during the 12 months immediately before the sale (or such shorter period as we have been required to file those reports).

-
If we have not been a public reporting company for at least 90 days immediately before the sale, then the requirement is satisfied if specified types of basic information about us (including our business, management and our financial condition and results of operations) are publicly available.

ever, no assurance can be given as to:

-	the likelihood of a market for our common shares developing,

-	the liquidity of any such market,

-	the ability of the shareholders to sell the shares, or

-	The prices that shareholders may obtain for any of the shares.

No prediction can be made as to the effect, if any, that future sales of shares or the availability of shares for future sale will have on the market price prevailing from time to time. Sales of substantial amounts of our common shares, or the perception that such sales could occur, may adversely affect prevailing market prices of the common shares.

NOTE REGARDING FORWARD-LOOKING STATEMENTS

Certain matters discussed herein are forward-looking statements. Such forward-looking statements contained in this prospectus which is a part of our registration statement involve risks and uncertainties, including statements as to:

-	our future operating results;

-	our business prospects;

-	any contractual arrangements and relationships with third parties;

-	the dependence of our future success on the general economy;

-	any possible financings; and

-	The adequacy of our cash resources and working capital.

These forward-looking statements can generally be identified as such because the context of the statement will include words such as us “believe," “anticipate,” “expect,” “estimate” or words of similar meaning. Similarly, statements that describe our future plans, objectives or goals are also forward-looking statements. Such forward-looking statements are subject to certain risks and uncertainties which are described in close proximity to such statements and which could cause actual results to differ materially from those anticipated as of the date of this prospectus. Shareholders, potential investors and other readers are urged to consider these factors in evaluating the forward-looking statements and are cautioned not to place undue reliance on such forward-looking statements. The forward-looking statements included herein are only made as of the date of this prospectus, and we undertake no obligation to publicly update such forward-looking statements to reflect subsequent events or circumstances.

MANAGEMENT'S DISCUSSION AND ANALYSIS OR PLAN OF OPERATION

We are an emerging growth company as defined in Section 2(a) (19) of the Securities Act. We will continue to be an emerging growth company until: (I) the last day of our fiscal year during which we had total annual gross revenues of $1,000,000,000 or more; (ii) the last day of our fiscal year following the fifth anniversary of the date of the first sale of our common stock pursuant to an effective registration statement under the Securities Act; (iii) the date on which we have, during the previous 3-year period, issued more than $1,000,000,000 in non-convertible debt; or (iv) the date on which we are deemed to be a large accelerated filer, as defined in Section 12b-2 of the Exchange Act.
As an emerging growth company, we are exempt from:

·	Sections 14A(a) and (b) of the Exchange Act, which require companies to hold stockholder advisory votes on executive compensation and golden parachute compensation;

·
The requirement to provide, in any registration statement, periodic report or other report to be filed with the Securities and Exchange Commission (the “Commission” or “SEC”), certain modified executive compensation disclosure under Item 402 of Regulation S-K or selected financial data under Item 301 of Regulation S-K for any period before the earliest audited period presented in our initial  registration statement;

·	Compliance with new or revised accounting standards until those standards are applicable to private companies;

·	The requirement under Section 404(b) of the Sarbanes-Oxley Act of 2002 to provide auditor attestation of our internal controls and procedures; and

·
Any Public Company Accounting Oversight Board (“PCAOB”) rules regarding mandatory audit firm rotation or an expanded auditor report, and any other PCAOB rules subsequently adopted unless the Commission determines the new rules are necessary for protecting the public.

We have elected to use the extended transition period for complying with new or revised accounting standards under Section 102(b)(1) of the Jumpstart Our Business Startups Act.

We are also a smaller reporting company as defined in Rule 12b-2 of the Exchange Act. As a smaller reporting company, we are not required to provide selected financial data pursuant to Item 301 of Regulation S-K, nor are we required to comply with the auditor attestation requirements of Section 404(b) of the Sarbanes-Oxley Act of 2002. We are also permitted to provide certain modified executive compensation disclosure under Item 402 of Regulation S-K.

Hoverink International Holdings, Inc. is a development stage company focusing on the development of recreational amusement parks based upon innovative hover board technology. We are a development stage company and have limited financial resources. Our financial statements include a note emphasizing the uncertainty of our ability to remain as a going concern.

 Company Overview

The Company is focusing on the development of recreational amusement parks based upon innovative Hoverink Hover car and Hoverink Hover Board technology. Hoverink shall derive 90% of its income in a “Qualifying Income” method as defined in Section 7704(d) of the U.S. Internal Revenue Code. Qualifying Income primarily due to it may receive most of its income from the prepaid rents collected from real property or the gain from the sale or disposition of real property within our Hoverink. The Company plans to build Hoverink Entertainment centers featuring Hoverink Hover boards and Hoverink Hover Cars and generate revenues from the sale of prepaid rents, Hover time and from our indoor Hoverink advertisers who purchase Hologram Advertising packages within Hoverink. The company also intends to generate advertising revenues by the sale of advertising packages to advertisers seeking to display their brand names in Holographic image form from an Orbital Geostationary Satellite – SPACE WATCH. The Orbital satellite can advertise our client’s brand names in hologram form from space for billions of people to see from Earth while the SPACE WATCH Satellite completes low and medium earth orbits

Product Overview

The company also intends to generate advertising revenues by the sale of advertising packages to advertisers seeking to display their brand names in Holographic image form from an Orbital Geostationary Satellite – SPACE WATCH. The Orbital satellite can advertise our client’s brand names in hologram form from space for billions of people to see from Earth while the SPACE WATCH Satellite completes low and medium earth orbits

The Company’s proprietary accomplishments rest in that the Hoverink provides the hover sensation which is controlled by the Hoverink control tower. Through the use of the Company’s signature Hoverink Boards which will be available for rent. The boards assist in the hover phenomena by attaching to the Hoverink shoes which the boarder must wear during hover flight.

At Hoverink, it is estimated that by 2020 we will have over 4 billion active Hoverink users who have registered their Hoverink Flight demographics to be calculated by our smart rink and then stored on the Hoverink social media platform for when they attend Hoverink so their flight rink output required capacities are always stored in our database. Hoverink as a social media platform is based on the fact that users will be able to freely create their profile on the Hoverink social media platform. Note our platform is specifically for Hoverink users to upload profile demographics associated with our Hoverink smart rink; which calculates and calibrates the hover phenomena for each Hoverink user.
Via our platform, the Hoverink smart rink is provided with the Hoverink user’s height and weight differentials and their Hoverink flight is calculated and calibrated by the smart rink. The Hover gram hologram advertising packageworks in conjunction with the rink and is designed as a means for advertisers to influence spending habits of our attendees via hologram imageswithin our Hoverink dome

The Hoverink social  media platform retains  information about each Hoverink user's height and weight differentials and calculates the Hoverink hover board  or Hoverink hover car users flight data and stores it accordingly and provides the smart rink with required calculations to create and sustain the hover phenomenon for our Hoverink hover cars and Hoverink hover boards. Our Hovergram advertising platform is used to provide our Hoverink amusement park attendees and patrons of our Hoverink dome recreation facilities a means to receive communications services via holographic advertising of brands that seek to increase awareness or influence spending in our parks. This mark provides information about entertainment, amusements and recreation over the internet” and displays such images of our paid advertisers brands hologram form within Hoverink.

Our Plan

At Hoverink, our plan is to continue as a going concern until we reach the point where we begin generating sufficient revenues from our product(s) or services to meet our obligations on a timely basis. We may not be able to finish the development of any products in the future because of a lack of available funds or financing to do so. In the early stages of our operations, we will continue to keep costs to a minimum. The cost to develop our business plan as currently outlined below may be in excess of $1,000,000. To the extent the development is more costly and our current funds to undertake the business plan are insufficient, we will need to obtain additional funding. If we are unable to obtain adequate funding or financing, the Company faces the ultimate likelihood of business failure. There are no assurances that we will be able to raise any funds or establish any financing program for the Company’s growth.

The following outlines the steps or stages that we expect to encounter and the necessary funding needed for each stage. Within each stage we have outlined the metrics or performance that we must accomplish as we move forward with our business plan. This should enable the Company to continue as a going concern as long as we are able to seek additional financing on acceptable terms.

Stage One (Months 1 – 3) ($1,000,000 est. costs)

Hoverink International Holdings, Inc. will be the world’s first indoor Hoverink facility that allows hover for entertainment via our Hoverink Hover cars and Hoverink Hover Boards. And advertising via hologram / digital advertising within our Hoverink and from our Space Watch Satellite

- Ascertain Architectural Firm for our Hoverink design specifications to be delivered to the general contractors who once retained shall build our
  Hoverink to operate using green technology and efficiency.
- Retain our Structural Engineering Firm and for the Space Watch Satellite obtain an Aerospace Engineer
- Obtain Orbital Slot for our Space Watch Satellite
- Obtain Launch Services Provider for Space Watch Satellite

  As mentioned above the time-line estimate(s) (stages) are predicated upon the Company obtaining the necessary financing either through our offering or additional equity or debt financing. If we are not able to obtain the necessary levels of financing as determined by the above stages, we will not be able to meet or achieve any of the time-line objectives. In that case the Company will be forced to proceed on a piecemeal basis using primarily the services of board of directors and our president and chief executive officer and limited use of outside contractors when and if limited funds are obtained. Our president and chief executive officer devotes in excess of twenty (20) hours a week to our continued business efforts. There is no realistic way to predict the timing or completion in that scenario.

Our business plan requires further completion of these tasks which will require the hiring of employees and/or outside contractors. With the level of sophistication and expertise of our president and chief executive officer, as well as other various industry professionals that she knows, the Company should make further progress in its development of the intended products and services for its planned divisions, but currently no specific timeframe can be provided. Most if not all of these actions will be predicated on the Company obtaining the necessary financing to accomplish these steps. If financing is not available on terms reasonable to the Company and its shareholders, then the progression steps of this business plan will not occur as planned and may never occur.

We currently have no additional sources of financing and no commitments for financing. There are no assurances that we will obtain sufficient financing or the necessary resources to enter into contractual agreements with outside developers or sales/marketing firms. If we do not receive any funding or financing, our business is likely to be maintained with limited operations for at least the next 12 months because our Chief executive officer, will continue providing her professional services without current compensation. We do not currently have a formal agreement in place with our president and chief executive officer covering this period; however, our president and chief executive officer’s current plan is to do substantially all administrative and planning work as well as basic programming and marketing work on her own without cash compensation while she seeks other sources of funding for the Company.

As a corporate policy, we will not incur any cash obligations that we cannot satisfy with known resources, of which there are currently none except as described in “Liquidity” below and/or elsewhere in this prospectus. We believe that the perception that many people have of a public company makes it more likely that they will accept restricted securities from a public company as consideration for indebtedness to them than they would from a private company. We have not performed any studies of this matter. Our conclusion is based on our own observations. However, there can be no assurances that we will be successful in any of those efforts even if we become a public entity. Additionally, the issuance of restricted shares will dilute the percentage of ownership interest of our stockholders.

Potential Revenue

The Company expects to earn potential revenue from sales of advertising and Hover-time and furthermore rents and or sales of properties within our Hoverinks to restaurants etc. The Company intends to price Hoverink Board & Hoverink Hover Car rentals ` at a minimum of $19.99  with unlimited Hoverink hover board and suits and Hoverink Hover Car packages starting at $39.99 for as many hover sessions the patron can ascertain in the timeframe allotted. Each hover session may last approximately from 1:34 seconds to approximately 4 minutes. Our base advertising price ranging from $1MM USD to $1.6MM USD per advertiser within all our Hoverinks for a full year. While, our Orbital SPACE WATCH Satellite base advertising price ranges from $4.1MM USD to $4.9MM USD per advertiser for two years.  However, Hoverink shall derive 90% of its income in a  “Qualifying Income” method as defined  in Section 7704(d) of the U.S. Internal Revenue Code. It shall derive its Qualifying Income primarily due to receiving most of its income from the prepaid rents collected from real property or the gain from the sale or disposition of real property within our Hoverink for the first 1-5 years. The Company plans to build Hoverink Entertainment centers featuring Hoverink Hover boards and Hoverink Hover Cars and generate revenues from the sale of prepaid rents and Hover time for our Hoverink Hover boards and Hoverink Hover Car rentals and from our indoor Hoverink advertisers who purchase Hologram Advertising packages within Hoverink

The Space Watch satellite revenues should with at least 100 advertising clients generate revenues of approximately $410 Million to $490 Million USD.  Revenues from Hoverink and the sale of advertising within Hoverink are based on admissions into Hoverink facilities and occupancy guidelines which may in certain instances vary. It is estimated that 100 Hoverink advertisers can generate revenues of $100 Million to $160 Million USD.

Revenues and Losses for Period Ended June 30, 2015

As of June 30, 2015, the Company had not generated revenues and had no income or cash flows from operations since inception. At June 30, 2015, The Company had an accumulated deficit of $55,052 as of June 30, 2015. These factors, among others, raise substantial doubt as to its ability to continue as a going concern.

Liquidity

We will pay all costs relating to this offering estimated at $38,000.00. This amount will be paid as and when necessary and required or otherwise accrued on the books and records of Hoverink International Holdings, Inc.until we are able to pay the full amount due either from revenues or loans from a related or unrelated third party. Absent sufficient revenues to pay these amounts within six months from the date of this prospectus, we will seek financial assistance from our shareholders or a third party who may agree to loan us the funds to cover the balance of outstanding professional and related fees relating to our prospectus to the extent that such liabilities cannot be extended or satisfied in other ways and our professionals insist upon payment. If and when loaned, the loans will be evidenced by a noninterest-bearing unsecured corporate note to be treated as a loan until repaid, if and when Hoverink International Holdings, Inc. has the financial resources to do so. No formal written arrangement exists with respect to anyone’s commitment to loan funds for this purpose.

Since acquiring the Hoverink / Space Watch business plan, most of our resources and work have been devoted to planning our business, web site development, smart rink development, Hoverink systems and controls, and completing our registration statement. When those procedures are done, which we believe will occur over the next few months, we will primarily work on our intended service offerings as well further internal development of Hoverink / Space Watch.

We believe that the work needed to acquire the architectural firm and aerospace engineering firm or university and furthermore the Orbital Path for our Space Watch Satellite  will range between $200,000 and $250,000 for each. If we are able to secure funding for these procedures, of which there are no assurances, we can commence the launch of our Hoverink and Space Watch Satellite to the public.

If we are only able to use internal resources only (primarily consisting of the services of our board of directors, president and chief executive officer), the process will take much longer and our initial launch may be limited to a much smaller target market.

If we are unable to raise any funds, the development costs would have to be provided by our board of directors or president and chief executive officer to the extent that she is capable and willing to provide such funds.

We intend to engage a capable Satellite Launch Services firm for our Space Watch Satellite needs which we use on an as “needed basis” their function and assistance is limited by our availability of financing. Our goal would be to have the satellite retrofitted with our Hologram image producers, but there is no way of estimating what the likelihood of achieving that goal would be.

Private capital, if sought, we believe will be sought from former business associates of our president and chief executive officer or through private investors referred to us by those same business associates. To date, we have received a loan for $138,000 through Mr. Cyrus Sajna, Director and founder of Hoverink the private company.

We have limited our cash use and our cash can sustain our current operations for approximately 12 months.

If a market for our shares ever develops, of which there can be no assurances, we may use restricted shares of our common stock to compensate employees/consultants and independent contractors wherever possible. We cannot predict the likelihood or source of raising capital or funds that may be needed to complete the development of our business plan and its stages as outlined above.

We have embarked upon an effort to become a public company and, by doing so, have incurred and will continue to incur additional significant expenses for legal, accounting and related services. Once we become a public entity, subject to the reporting requirements of the Exchange Act of 1934, we will incur ongoing expenses associated with professional fees for accounting, legal and a host of other expenses including annual reports and proxy statements, if required. We estimate that these costs will range up to $50,000 per year over the next few years and may be significantly higher if our business volume and transactional activity increases but should be lower during our first year of being public because our overall business volume (and financial transactions) will be lower, and we will not yet be subject to the requirements of Section 404(b) of the Sarbanes-Oxley Act of 2002 relating to having our independent registered public accounting firm attest to, and report on, management’s assessment of its internal controls until we exceed $75 million in market capitalization (if ever).

These obligations will certainly reduce our ability and resources to expand our business plan and activities. We hope to be able to use our status as a public company to increase our ability to use noncash means of settling outstanding obligations (i.e. issuance of restricted shares of our common stock) and compensate independent contractors who provide professional services to us, although there can be no assurances that we will be successful in any of these efforts.

We will also reduce compensation levels paid to management (if we attract or retain outside personnel to perform this function) if there is insufficient cash generated from operations to satisfy these costs.

There are no current plans to seek private investment. We do not have any current plans to raise funds through the sale of securities except as set forth herein. We hope to be able to use our status as a public company to enable us to use non-cash means of settling obligations and compensate persons and/or firms providing services to us, although there can be no assurances that we will be successful in any of those efforts. However, these actions, if successful, will result in dilution of the ownership interests of existing shareholders, may further dilute common stock book value, and that dilution may be material. Such issuances may also serve to enhance existing management’s ability to maintain control of Hoverink International Holdings, because the shares may be issued to parties or entities committed to supporting existing management.

Hoverink International Holdings, Inc.may offer shares of its common stock to settle a portion of the professional fees incurred in connection with its registration statement. No negotiations have taken place with any professional and no assurances can be made as to the likelihood that any professional will accept shares in settlement of obligations due them

On March 19th of 2015 the company entered into a loan for $138,000.00 This loan matures in March 31st 2019 and can be paid in full at any time before without prepayment penalty.

The Company’s financial statements are prepared using generally accepted accounting principles in the United States of America applicable to a going concern, which contemplates the realization of assets and satisfaction of liabilities in the normal course of business. The Company has not yet established a stable ongoing source of revenues sufficient to cover its operating costs and allow it to continue as a going concern. The continuation of the Company as a going concern is dependent upon the continued financial support from its shareholders, the ability of the Company to obtain necessary financing to sustain operations and the attainment of profitable operations. The Company had an accumulated deficit of approximately $13,461 as of March 31, 2015. In addition the Company has total shareholders’ deficit of approximately $14,868 as of March 31, 2015. These factors, among others, raise substantial doubt as to its ability to continue as a going concern.

In order to continue as a going concern, the Company needs to develop a reliable source of revenues, and achieve a profitable level of operations. During the Three months ended March 31, 2015 and 2014 and the year ended December 31, 2014, the Company has been involved primarily with development of operations and applying to trade in the public market. The Company has continued to organize and structure to meet the needs of shareholders and attract suitable financing.

To fund operations for the next twelve months, the Company projects a need for $5,000,000 that will have to be raised through debt or equity.

If the Company is unable to obtain adequate capital, it could be forced to cease operations. Accordingly, the accompanying financial statements are accounted for as if the Company is a going concern and do not include any adjustments relating to the recoverability and classification of recorded asset amounts or the amount and classification of liabilities or other adjustments that might be necessary should be Company be unable to continue as a going concern

Recently Issued Accounting Pronouncements

The Company has implemented all new accounting pronouncements that are in effect and that may impact its financial statements and does not believe that there are any other new accounting pronouncements that have been issued that might have a material impact on its financial position or results of operations.

Critical Accounting Policies

The preparation of financial statements and related notes requires us to make judgments, estimates, and assumptions that affect the reported amounts of assets, liabilities, revenue and expenses, and related disclosure of contingent assets and liabilities. An accounting policy is considered to be critical if it requires an accounting estimate to be made based on assumptions about matters that are highly uncertain at the time the estimate is made, and if different estimates that reasonably could have been used, or changes in the accounting estimates that are reasonably likely to occur periodically, could materially impact the financial statements. Financial Reporting Release No. 60 requires all companies to include a discussion of critical accounting policies or methods used in the preparation of financial statements. There are no critical policies or decisions that rely on judgments that are based on assumptions about matters that are highly uncertain at the time the estimate is made. See notes to the financial statements, included elsewhere in this prospectus, includes a summary of the significant accounting policies and methods used in the preparation of our financial statements

Seasonality

We have not noted a significant seasonal impact in our business (or businesses like ours) although having just commenced operations it is too early to tell.

Off-Balance Sheet Arrangements

We have no off-balance sheet arrangements, as defined in Item 303(a)(4)(ii) of Regulation S-K, obligations under any guarantee contracts or contingent obligations. We also have no other commitments, other than the costs of being a public company that will increase our operating costs or cash requirements in the future.

BUSINESS
The Company

We are an emerging growth company as defined in Section 2(a) (19) of the Securities Act. Pursuant to Section 107 of the Jumpstart Our Business Startups Act, we may take advantage of the extended transition period provided in Section 7(a)(2)(B) of the Securities Act for complying with new or revised accounting standards, meaning that we can delay the adoption of certain accounting standards until those standards would otherwise apply to private companies. We have chosen to take advantage of the extended transition period for complying with new or revised accounting standards applicable to public companies to delay adoption of such standards until such standards are made applicable to private companies. Accordingly, our financial statements may not be comparable to the financial statements of public companies that comply with such new or revised accounting standards.

Hoverink International Holdings, Inc.plans to primarily focus on Hovering for entertainment at Hoverink in the Company’s Hoverink Hover Cars or Hoverink Boards & SPACE WATCH.  The company also intends to generate advertising revenues by the sale of advertising packages to advertisers seeking to display their brand names in Holographic image form from an Orbital Geostationary Satellite – SPACE WATCH. The Orbital satellite can advertise our client’s brand names in hologram form from space for billions of people to see from Earth while the SPACE WATCH Satellite completes low and medium earth orbits.

We have filed five (5) trademark applications and consider these as intangible assets .

The Company intends to develop and operate Hoverink recreational centers in strategic locations throughout the United States. Hoverink shall derive 90% of its income in a  “Qualifying Income” method as defined  in Section 7704(d) of the U.S. Internal Revenue Code. It shall derive its Qualifying Income primarily due to receiving 90% of its income from the prepaid rents collected from real property or the gain from the sale or disposition of real property within our Hoverink for the first 1-5 years. The Company plans to build Hoverink Entertainment centers featuring Hoverink Hover boards and Hoverink Hover Cars and generate revenues from the sale of prepaid rents which allow us to qualify for the “Qualifying Income” method as defined  in Section 7704(d) of the U.S. Internal Revenue Code and Hover time for our Hoverink Hover boards and Hoverink Hover Car rentals and from our indoor Hoverink advertisers who purchase Hologram Advertising packages within Hoverink.

Advertising revenues – Creating advertising revenues by the sale of advertising packages to advertisers seeking to display their brand names in Holographic image form within Hoverink and from our Orbital Geostationary Satellite – SPACE WATCH is our fundamental goal and main disruptor plan. Global companies such as Pepsi, Coke, Starbucks, will be secured via the use of Public Relations Firms and many others

Market Overview

The Company believes that the recreational center and theme park industry is an attractive sector characterized by a proven business model generating significant cash flow and with clear avenues for growth. Theme parks offer a strong consumer value proposition, particularly when compared to other forms of out-of-home entertainment such as concerts, sporting events, cruises and movies. As a result, theme parks attract a broad range of guests and generally exhibit strong margins across regions, operators, park types and macroeconomic conditions.

According to a study from IBISWorld Report, the U.S. theme park industry hosts approximately 315 million visitors per year. The industry is characterized by a large number of venues ranging from a small group of high attendance, heavily-themed destination theme parks to a large group of lower attendance local theme parks and family entertainment centers. According to the TEA/AECOM Report, the United States is the largest theme park market in the world with five of the ten largest theme park operators and 12 of the 25 most-visited theme parks in the world. In 2013, the U.S. theme park industry was expected to generate approximately $14.7 billion in revenues, according to the IBISWorld Report.

Marketing Strategy

The Company has conducted limited advertising and marketing to date as the primary focus of the Company since inception has been to concentrate on beginning its construction and development efforts.  The Company has, however, given substantial attention to constructing the marketing strategy and plans that it will use once its project enters the marketplace. We expect that our initial target market will be individual’s adults & families with children ranging in ages from children to adults that live within a convenient driving distance from our Hoverink.

We expect to utilize common multi-targeted marketing approaches used in the entertainment field, including:

•	Participation at trade shows and conferences to increase awareness
•	Television campaigns (National)
•	Direct mail campaigns to our online subscribers
•	Testimonials from Hover Air Boarders
•	Trade publications
•	Transit Shelters
•	Bus
•	Malls
•	Airports
•	Specta-color
•	Space Watch Satellite

Strategic Partners and Suppliers

We will partner with Public Relations firms to ascertain our Hoverink and Space Watch advertising clients. We may enter into agreements with television networks to create brand awareness and generate public interest in our Hoverink. We also may enter into agreements with various 3D printer supply firms for our Hoverink Hover Car Production needs as well as our Hoverink Boards production capacities

Market Opportunity

There is currently Millions in advertising spent each year. The Company has targeted strategic locations in to develop its Hoverink recreational centers. The Company is continues to focus on the development of its technologies and strategies and at the moment has no presence in the theme park industry. The Company plans to grow organically as a participant in the theme park industry. The Company will benefit from further expanding its operations and developing its economy of scale, expanding its brand recognition and customer loyalty and increasing its knowledge of industry operations, thereby allowing the Company to optimize its future operations and progressively develop future projects to reach their full potential

Pricing

The Company intends to price Hoverink Board & Hoverink Hover Car rentals ` at a minimum of $19.99  with Hoverink hover board and suits and Hoverink Hover Car packages starting at $39.99 for as many hover sessions the patron can ascertain in the timeframe allotted. Each hover session may last approximately from 1:34 seconds to approximately 4 minutes. Our base advertising price ranging from $1MM USD to $1.6MM USD per advertiser within all our Hoverinks for a full year. While, our Orbital SPACE WATCH Satellite base advertising price ranges from $4.1MM USD to $4.9MM USD per advertiser for two years. This advertising plan offers advertisers the unique ability to advertise in real time actionable Holograms within our Hoverink and also advertise their brand by use of our Spacewatch Satellite which is an orbital satellite that advertises holographic images creating brand awareness that can be seen by billions of people from Space. These advertisers may be obtained by use of dynamic public relations firms domiciled in the United States and abroad. Our advertising packages available offer actionable holographic images of each advertiser’s brand name in rotation for a complete year at Hoverink. Or for our Spacewatch Satellite advertising clients. The Space Watch satellite revenues should with at least 100 advertising clients generate revenues of approximately $410 Million to $490 Million USD.  Revenues from Hoverink and the sale of advertising within Hoverink are based on admissions into Hoverink facilities and occupancy guidelines which may in certain instances vary. It is estimated that 100 Hoverink advertisers can generate revenues of $100 Million to $160 Million USD

The Company plans to initiate Hoverink (HEH) Hover, Eat, Hover as the rewards card offered. The cards will be rechargeable and we shall have Hoverink Gift cards.

Competition

Many of the Company's current and potential competitors have significantly greater financial, technical, marketing and other resources than the Company. The Company will compete directly with other entertainment and leisure centers, including theme parks and amusement parks and will indirectly compete with all other types of recreational facilities and forms of entertainment within their market areas, including movies, sports attractions and vacation travel. There can be no assurance that the Company will be able to compete successfully. In addition, the Company will be faced with numerous competitors, both strategic and financial, in attempting to obtain competitive products. Many actual and potential competitors we believe are part of much larger companies with substantially greater financial, marketing and other resources than the Company, and there can be no assurance that the Company will be able to compete effectively against any of its future competitors which may include Google & Facebook.

Sales Strategy

Advertising in Hoverink - The Rink which is an indoor environment with partially curved floor and  using adaptive  output measured by each individuals per weight and height and thus does so create and sustain the hover sensation by various  measures according to height and weight differentials and a plurality of airflow emission actuators. The Smart Rink at Hoverink calculates each Hoverink Hover boarder or Hoverink Hover Car users height and weight differentials and each Hover-lane emits output measures according to each Hoverink Hover Boarder  or Hover Car Users height and weight differentials and creates mid-air hovering sensations for Hover Cars and Hover Boards while our paid advertising clients advertise their various brands in Hologram form. We advertise our paid client’s brand names as Holographic images using three-dimensional stationary multi-angle sub-pixel display images.

At Hoverink, it is estimated that by 2020 we will have over 4 billion active Hoverink users who have registered their Hoverink Flight demographics to be calculated by our smart rink and then stored on the Hoverink social media platform for when they attend Hoverink so their flight rink output required capacities are always stored in our database. Hoverink as a social media platform is based on the fact that users will be able to freely create their profile on the Hoverink social media platform. Note our platform is specifically for Hoverink users to upload profile demographics associated with our Hoverink smart rink; which both calculates and calibrates the hover phenomena for each Hoverink user.

Via our platform, the Hoverink smart rink is provided with the Hoverink user’s height and weight differentials and their Hoverink flight is calculated and calibrated by the smart rink. The Hovergram hologram advertising packageworks in conjunction with the rink and is designed as a means for advertisers to influence spending habits of our attendees via hologram imageswithin our Hoverink dome

The Hoverink social  media platform retains  information about each Hover inks user's height and weight differentials and calculates the Hoverink hover board  or Hoverink hover car users flight data and stores it accordingly and provides the smart rink with required calculations to create and sustain the hover phenomenon for our Hoverink hover cars and Hoverink hover boards. Our Hovergram advertising platform is used to provide our Hoverink amusement park attendees and patrons of our Hoverink dome recreation facilities a means to receive communications services via holographic advertising of brands that seek to increase awareness or influence spending in our parks. The Hovergram advertising platform provides information about entertainment, amusements and recreation over the internet” and displays such images of our paid advertisers brands in a hologram form within Hoverink.

             Advertising with our Orbital SPACE WATCH Satellite - The satellite can advertise our paid client’s brand names in hologram form from space for billions of people to see from Earth while the SPACE WATCH Satellite completes low and medium earth orbits. The implementation of our Orbital SPACE WATCH Satellite which is an orbital Satellite which can display Holographic images using three-dimensional stationary multi-angle sub-pixel display images. The satellite can advertise our paid client’s brand names from space in Hologram form using our Spacewatch satellite which produces holographic images from our paid client database.

The Company is focused on the development of Space Watch and its groundbreaking Hoverink amusement parks. Hover inks are the Company’s signature recreational area, where the hover phenomena can safely occur. The required components, including Hoverink Hover boards, Hoverink suits, Hoverink shoes and Hoverink Hover cars will be available for rental. The Company intends to develop and operate Hoverink recreational centers in strategic locations throughout the United States. Hoverink shall derive 90% of its income in a “Qualifying Income” method as defined in Section 7704(d) of the U.S. Internal Revenue Code. It shall derive its Qualifying Income primarily due to receiving most of its income from the prepaid rents collected from real property or the gain from the sale or disposition of real property within our Hoverink for the first 1-5 years. The Company plans to build Hoverink Entertainment centers featuring Hoverink Hover boards and Hoverink Hover Cars and generate revenues from the sale of prepaid rents, Hover time and from our indoor Hoverink advertisers who purchase Hologram Advertising packages within Hoverink.

The company also intends to generate advertising revenues by the sale of advertising packages to advertisers seeking to display their brand names in Holographic image form from an Orbital Geostationary Satellite – SPACE WATCH. The Orbital satellite can advertise our client’s brand names in hologram form from space for billions of people to see from Earth while the SPACE WATCH Satellite completes low and medium earth orbits

The Company’s proprietary accomplishments rest in that the Hoverink provides the hover sensation which is controlled by the Hoverink control tower. Through the use of the Company’s signature Hoverink Boards which will be available for rent. The boards assist in the hover phenomena by attaching to the Hoverink shoes which the boarder must wear during hover flight

At Hoverink each Hover lane emits output measures according to each hover boarder or Hover Car Users height and weight differentials and creates hovering sensations for Hover Cars and Hover Boards using a plurality of air paths, and thus creates both Hover Cars Hover Sensation and Hover board Hover sensation and is adaptable by use of our Smart Rink Hover Calibration capabilities and by the plurality of air paths and generates revenues when hover time is purchased at a kiosk within Hoverink or when advertisers purchase hologram advertising within Hoverink.

The Company intends to price Hoverink Board & Hoverink Hover Car rentals ` at a minimum of $19.99  with Hoverink hover board and suits and Hoverink Hover Car packages starting at $39.99 for as many hover sessions the patron can ascertain in the timeframe allotted. Each hover session may last approximately from 1:34 seconds to approximately 4 minutes. Our base advertising price ranging from $1MM USD to $1.6MM USD per advertiser within all our Hoverinks for a full year. While, our Orbital SPACE WATCH Satellite base advertising price ranges from $4.1MM USD to $4.9MM USD per advertiser for two years. This advertising plan offers advertisers the unique ability to advertise in real time actionable Holograms within our Hoverink and also advertise their brand by use of our Spacewatch Satellite which is an orbital satellite that advertises holographic images creating brand awareness that can be seen by billions of people from Space. These advertisers may be obtained by use of dynamic public relations firms domiciled in the United States and abroad. Our advertising packages available offer actionable holographic images of each advertiser’s brand name in rotation for a complete year at Hoverink. Or for our Spacewatch Satellite advertising clients. The Space Watch satellite revenues should with at least 100 advertising clients generate revenues of approximately $410 Million to $490 Million USD.  Revenues from Hoverink and the sale of advertising within Hoverink are based on admissions into Hoverink facilities and occupancy guidelines which may in certain instances vary. It is estimated that 100 Hoverink advertisers can generate revenues of $100 Million to $160 Million USD.

On February 15, 2015, the Company effected a change in control by the following events:

Redeemed an aggregate of 19,500,000 of the then 20,000,000 shares of outstanding stock at a redemption price of par. James Cassidy and James McKillop, both directors of the Company and the then president and vice president, respectively, resigned such directorships and all offices of the Company. Cassidy and McKillop each beneficially retain 250,000 shares of the Company's common stock.

Property

Our office and mailing address is Hoverink International Holdings, Inc.10250 Constellation Boulevard, Suite 2300 Century City, CA 90067 tele (888) 511-7358. The space is provided to us by Cyrus Sajna. He incurs no incremental costs as a result of our using the space. Therefore, he does not charge us for its use. There is no written lease agreement.

Litigation

We are not party to any pending, or to our knowledge, threatened litigation of any type.

MANAGEMENT

Debbie Mae Carter

Ms. Debbie Mae Carter serves as the Chief Executive Officer, Treasurer and a director of the Company. Ms. Carter currently works as Managing member of Hoverink Opportunities Fund, LP a Delaware Private Equity Fund. Debbie Mae Carter is the Managing Director and Chief Investment Officer of the General Partner of Hoverink Capital Management. Ms. Carter has 15 years of experience in the financial services and investment banking industries. Ms. Carter currently works with Equinox Securities, an advisory firm founded in 2008, as an account manager. She holds the Series 7, the Series 63 and insurance licenses.  In the financial services industry, Ms. Carter has a strong focus on managing assets and has advised and managed small business portfolios as well as teaching financial continuing education classes at local universities. Ms. Carter has a Bachelor of Science from TSU. In addition, Ms. Carter completed four years education at Westbrook University and two years internship to become a licensed Naturopathic Doctor. She is currently a third year law student at Concord University.

Davidra Sajna

Ms. Davidra Sajna serves as a Chairman of the Board of Directors. She attended Texas State University at San Marcos, Texas and Austin Community College and received her Associates of Science Degree in Business Administration. Mrs. Sajna has worked with Hoverink, the private company since its founding.

Cyrus Sajna

Cyrus Sajna is Founder of Hoverink. Mr. Cyrus Sajna is a managing member and Chief Operating Officer of Hoverink Opportunities Fund, LP a Delaware Private Equity Fund and is a Managing Member of Hoverink Capital Management. He attended Chicago State University 2000-2004 as a Pre Med major with interest in cardiology. He also has experienced trading seminars on the Floor of the Chicago Mercantile Exchange. This CME open outcry training opportunity changed his life. The privately held firm located within the Chicago Mercantile Exchange taught him Open Outcry trading of the S&P 500 which did in fact open the proverbial eyes of his true capabilities.
He began working on Hoverink as a result of his dream of creating a Hover Board experience that was truly safe for the hover boarder. While often bullied as a child for his scientific outlook. He never gave up on his dream of the world hovering in a safe environment. This outlook is based on the fact that many hover board creators today do not have a formula for a universal hover height modulation program or while hovering; a calculated and calibrated braking anomaly or even steering a Hover board. Cyrus knew that creating an indoor controlled hover environment with Hover traffic being automated and controlled was the true basis of Hovering for entertainment for hover boards and thus he created "Hoverink" He then realized that if he could successfully create and sustain the hover sensation for Hover boards; he could also create the hover sensation for Hover Cars as well. Thus, the creation of our Smart Rink technologies which both creates and sustains the hover sensation for both Hoverink Hover boards and Hoverink Hover Cars.

Space Watch Satellite Development - Cyrus Sajna developed the Space Watch Satellite mainly because he dreamed of a world where advertisers could effectively advertise their brands via digital holography from an Orbital Satellite "Space Watch"

Various advertisers typically use Television, Facebook or Google to advertise their brands. Although effective and profitable these methods require the use of a Computer or Mobile Device. However, with the Space Watch Satellite no device is required and all the target audience has to do is look into the sky to see the advertisers brand displayed in a holographic image from space for billions to see. Cyrus Sajna developed the Space Watch Satellite and the satellite is owned by Hoverink International Holdings, Inc.

Possible Potential Conflicts

The OTCQB and OTCBB on which we plan to have our shares of common stock quoted does not currently have any director independence requirements.

No member of management will be required by us to work on a full time basis. Accordingly, certain conflicts of interest may arise between us and our officer(s) and director(s) in that they may have other business interests in the future to which they devote their attention, and they may be expected to continue to do so although management time must also be devoted to our business. As a result, conflicts of interest may arise that can be resolved only through their exercise of such judgment as is consistent with each officer's understanding of his/her fiduciary duties to us.

Currently we have only two officers and three directors and will seek to add additional officer(s) and/or director(s) as and when the proper personnel are located and terms of employment are mutually negotiated and agreed, and we have sufficient capital resources and cash flow to make such offers.

We cannot provide assurances that our efforts to eliminate the potential impact of conflicts of interest will be effective.

Code of Business Conduct and Ethics

In July 2015, we adopted a Code of Ethics and Business Conduct which is applicable to our future employees and which also includes a
Code of Ethics for our founders, president, chief executive officer, and principal financial officers and any persons performing similar functions.

A code of ethics is a written standard designed to deter wrongdoing and to promote:

- honest and ethical conduct,
- full, fair, accurate, timely and understandable disclosure in regulatory filings and public statements,
- compliance with applicable laws, rules and regulations, the prompt reporting violation of the code, and
- accountability for adherence to the code.

A copy of our Code of Business Conduct and Ethics is attached as an Exhibit to our Registration Statement.

Board of Directors

All directors will hold office until the completion of their term of office, which is not longer than one year, or until their successors have been elected. Our current directors’ term of office expires on Feb 15, 2016. All officers are appointed annually by the board of directors subject to existing employment agreements (of which there are currently none) and will serve at the discretion of the board.

Currently, directors receive compensation for their role as directors and may receive compensation for their role as officers. As long as we have no additional directors besides our current board  all votes on issues are resolved in favor of the board’s vote.

Involvement in Certain Legal Proceedings

Except as described below, during the past ten years, no present director, executive officer or person nominated to become a director or an executive officer of Hoverink International Holdings, Inc.:

- the prompt reporting violation of the code, and
- accountability for adherence to the code.

1. had a petition under the federal bankruptcy laws or any state insolvency law filed by or against, or a receiver, fiscal agent or similar officer appointed by a court for the business or property of such person, or any partnership in which he was a general partner at or within two years before the time of such filing, or any corporation or business association of which he was an executive officer at or within two years before the time of such filing;

2. was convicted in a criminal proceeding or subject to a pending criminal proceeding (excluding traffic violations and other minor offenses);

3. was subject to any order, judgment or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction, permanently or temporarily enjoining his from or otherwise limiting his involvement in any of the following activities:

i. acting as a futures commission merchant, introducing broker, commodity trading advisor commodity pool operator, floor broker, leverage transaction merchant, any other person regulated by the Commodity Futures
Trading Commission, or an associated person of any of the foregoing, or as an investment adviser, underwriter, broker or dealer in securities, or as an affiliated person, director or employee of any investment company, bank, savings and loan association or insurance company, or engaging in or continuing any conduct or practice in connection with such activity;

ii. engaging in any type of business practice; or

iii. engaging in any activity in connection with the purchase or sale of any security or commodity or in connection with any violation of federal or state securities laws or federal commodities laws; or

4. was the subject of any order, judgment or decree, not subsequently reversed, suspended or vacated, of an federal or state authority barring, suspending or otherwise limiting for more than 60 days the right of such person to engage in any activity described in paragraph (3) (i), above, or to be associated with persons engaged in any such activity; or

5. was found by a court of competent jurisdiction (in a civil action), the Securities and Exchange Commission or the Commodity
Futures Trading Commission to have violated a federal or state securities or commodities law, and for which the judgment has not been reversed, suspended or vacated.

Committees of the Board of Directors

Concurrent with having sufficient members and resources, the Hoverink International Holdings, Inc. board of directors will establish an audit committee and a compensation committee. We believe that we will need a minimum of five directors to have effective committee systems . The audit committee will review the results and scope of the audit and other services provided by the independent auditors and review and evaluate the system of internal controls. The compensation committee will manage any stock option plan we may establish and review and recommend compensation arrangements for the officers. No final determination has yet been made as to the memberships of these committees or when we will have sufficient members to establish committees. See “Executive Compensation” hereinafter.

All directors will be paid by Hoverink International Holdings, Inc.and shall be reimbursed for any expenses incurred in attending directors' meetings provided that Hoverink International Holdings, Inc.has the resources to pay these fees. Hoverink International Holdings, Inc.will consider applying for officers and directors liability insurance at such time when it has the resources to do so.

Director’s Compensation Table

The following table shows, for the period from April 1, 2015 to Dec 31, 2015, compensation awarded to or paid to, or earned by, our Board of directors

Name	Age	Position	Directors Compensation Total

Davidra Sajna	40	Chairman of the Board, President	$26,635

Cyrus Sajna	34	Vice President, Director	$26,635

Debbie Mae Carter	50	Principal Executive Officer,	$11,200
		Treasurer, Principal Financial
		Officer And Principal Accounting Officer

Grants of Plan-Based Awards Table

None of our named executive officers received any grants of stock, option awards or other plan-based awards during the period of June 30, 2015 except as stated above. The Company has no activity with respect to awards.

Options Exercised and Stock Vested Table

None of our named executive officers exercised any stock options, and no restricted stock units, if any, held by our named executive officers vested during the period ended June 30, 2015. The Company has no activity with respect to these awards.

Outstanding Equity Awards at Fiscal Year-End Table

None of our named executive officers had any outstanding stock or option awards as of June 30, 2015 that would be compensatory to the officer. The Company has not issued any awards to its named executive officers. The Company and its Board of Directors may grant awards as it sees fit to its employees as well as key consultants.

DESCRIPTION OF CAPITAL STOCK

Introduction

The Company is authorized to issue 100,000,000 shares of common stock, par value $0.0001, of which [13,872,000] Shares are outstanding as of the date of the registration statement, of which this prospectus is a part.  The Company is also authorized to issue 20,000,000 share of preferred stock, par value $0.0001, of which no shares were outstanding as of the date of the registration statement, of which this prospectus is a part.

Preferred Stock

None. We presently do not have plans to issue any shares of preferred stock. However, preferred stock could be used to dilute a potential hostile acquirer. Accordingly, any future issuance of preferred stock or any rights to purchase preferred shares may have the effect of making it more difficult for a third party to acquire control of us. This may delay, defer or prevent a change of control in our Company or an unsolicited acquisition proposal. The issuance of preferred stock also could decrease the amount of earnings attributable to, and assets available for distribution to, the holders of our common stock and could adversely affect the rights and powers, including voting rights, of the holders of our common stock.

Common Stock

Our certificate of incorporation authorizes the issuance of 100,000,000 shares of common stock. There are 13,872,000 shares of our common stock issued and outstanding at June 30, 2015 that is held by 34 shareholders. The holders of our common stock:

-	have equal ratable rights to dividends from funds legally available for payment of dividends when, as and if declared by the board of directors;

-	are entitled to share ratably in all of the assets available for distribution to holders of common stock upon liquidation, dissolution or winding up of our affairs;

-	do not have preemptive, subscription or conversion rights, or redemption or access to any sinking fund; and

-	are entitled to one non-cumulative vote per share on all matters submitted to stockholders for a vote at any meeting of stockholders

See also Plan of Distribution regarding negative implications of being classified as a “Penny Stock.”

Authorized but Un-issued Capital Stock

Delaware law requires stockholder approval for any issuance of authorized shares. These additional shares may be used for a variety of corporate purposes, including future public offerings to raise additional capital or to facilitate corporate acquisitions.

One of the effects of the existence of un-issued and unreserved common stock (and/or preferred stock) may be to enable our board of directors to issue shares to persons friendly to current management, which issuance could render more difficult or discourage an attempt to obtain control of our board by means of a merger, tender offer, proxy contest or otherwise, and thereby protect the continuity of our management and possibly deprive the stockholders of opportunities to sell their shares of our common stock at prices higher than prevailing market prices.

Shareholder Matters

As an issuer of "penny stock" the protection provided by the federal securities laws relating to forward looking statements does not apply to us if our shares are considered to be penny stocks which they currently are and probably will be for the foreseeable future. Although the federal securities law provide a safe harbor for forward-looking statements made by a public company that files reports under the federal securities laws, this safe harbor is not available to issuers of penny stocks. As a result, we will not have the benefit of this safe harbor protection in the event of any claim that the material provided by us, including this prospectus, contained a material misstatement of fact or was misleading in any material respect because of our failure to include any statements necessary to make the statements not misleading.

Certain provisions of Delaware law described below create rights that might be deemed material to our shareholders. Other provisions might delay or make  more difficult acquisitions of our stock or changes in our control or might also have the effect of preventing changes in our management or might make it more difficult to accomplish transactions that some of our shareholders may believe to be in their best interests.

Amendments to Bylaws - Our articles of incorporation provide that the power to adopt, alter, amend, or repeal our bylaws is vested exclusively with the board of directors. In exercising this discretion, our board of directors could conceivably alter our bylaws in ways that would affect the rights of our shareholders and the ability of any shareholder or group to effect a change in our control; however, the board would not have the right to do so in a way that would violate law or the applicable terms of our articles of incorporation.

There is no established public market for our common stock, and there can be no assurance that any market will develop in the foreseeable future.

 Transfer of our common stock may also be restricted under the securities or securities regulations laws promulgated by various states and foreign jurisdictions, commonly referred to as "Blue Sky" laws. Absent compliance with such individual state laws, our common stock may not be traded in such jurisdictions. Because the securities registered hereunder have not been registered for resale under the blue sky laws of any state, the holders of such shares and persons who desire to purchase them in any trading market that might develop in the future, should be aware that there may be significant state blue-sky law restrictions upon the ability of investors to sell the securities and of purchasers to purchase the securities. Accordingly, investors may not be able to liquidate their investments and should be prepared to hold the common stock for an indefinite period of time.

In addition and without limiting the foregoing, the Company will be subject to applicable provisions, rules and regulations under the Exchange Act with regard to security transactions during the period of time when this Registration Statement is effective.

Our shares of common stock are subject to the "penny stock" rules of the Securities and Exchange Commission. The SEC has adopted rules that regulate broker-dealer practices in connection with transactions in "penny stocks". Penny stocks generally are equity securities with a price of less than $5.00 (other than securities registered on certain national securities exchanges or quoted on the NASDAQ system, provided that current price and volume information with respect to transactions in such securities is provided by the exchange or system). Penny stock rules require a broker-dealer, prior to a transaction in a penny stock not otherwise exempt from those rules, to deliver a standardized risk disclosure document prepared by the SEC, which specifies information about penny stocks and the nature and significance of risks of the penny stock market. A broker-dealer must also provide the customer with bid and offer quotations for the penny stock, the compensation of the broker- dealer, and sales person in the transaction, and monthly account statements indicating the market value of each penny stock held in the customer's account. In addition, the penny stock rules require that, prior to a transaction in a penny stock not otherwise exempt from those rules, the broker-dealer must make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser's written agreement to the transaction. These disclosure requirements may have the effect of reducing the trading activity in the secondary market for stock that becomes subject to those penny stock rules. If a trading market for our common stock develops, our common stock will probably become subject to the penny stock rules, and shareholders may have difficulty in selling their shares.

OTCQB/OTCBB Considerations

OTCQB and OTCBB securities are not listed and traded on the floor of an organized national or regional stock exchange. Instead, OTCQB and OTCBB securities transactions are conducted through a telephone and computer network connecting dealers in stocks. OTCQB and OTCBB stocks are traditionally smaller companies that do not meet the financial and other listing requirements of a regional or national stock exchange.

To be quoted on the OTCQB and OTCBB, a market maker must file an application on our behalf in order to make a market for our common stock. We are not permitted to file such application on our own behalf. No market maker has agreed to file an application with FINRA on our behalf. There can be no assurance that a market maker will file an application with FINRA or that the market maker’s application will be accepted by FINRA, nor can we estimate as to the time period that the application will require.

The OTCBB is separate and distinct from the NASDAQ stock market. NASDAQ has no business relationship with issuers of securities quoted on the OTCBB. The SEC’s order handling rules, which apply to NASDAQ-listed securities, do not apply to securities quoted on the OTCBB.

Although the NASDAQ stock market has rigorous listing standards to ensure the high quality of its issuers, and can delist issuers for not meeting those standards, the OTCQB and OTCBB have limited to no listing standards. Rather, it is the market maker who chooses to quote a security on the system, files the application, and is obligated to comply with keeping information about the issuer in its files. FINRA cannot deny an application by a market maker to quote the stock of a company assuming all FINRA questions relating to its Rule 211 process are answered accurately and satisfactorily. The only requirement for ongoing inclusion in the OTCBB is that the issuer be current in its reporting requirements with the SEC.

Although we anticipate that quotation on the OTCQB and OTCBB will increase liquidity for our stock, investors may have difficulty in getting orders filled because trading activity on the OTCBB in general is not conducted as efficiently and effectively as with NASDAQ-listed securities. As a result, investors’ orders may be filled at a price much different than expected when an order is placed.

Investors must contact a broker-dealer to trade OTCBB securities. Investors do not have direct access to the bulletin board service. For bulletin board securities, there only has to be one market maker.

If we become able to have our shares of common stock quoted on the OTCQB and OTCBB, we will then try, through a broker-dealer and its clearing firm, to become eligible with the DTC to permit our shares to trade electronically. If an issuer is not “DTC-eligible,” then its shares cannot be electronically transferred between brokerage accounts, which, based on the realities of the marketplace as it exists today (especially the OTCQB and OTCBB), means that shares of a company will not be traded (technically the shares can be traded manually between accounts, but this takes days and is not a realistic option for companies relying on broker dealers for stock transactions - like all the companies on the OTCQB and OTCBB). What this boils down to is that while DTC-eligibility is not a requirement to trade on the OTCQB and OTCBB, it is a necessity to process trades on the OTCQB and OTCBB if a company’s stock is going to trade with any volume. There are no assurances that our shares will ever become DTC-eligible or, if they do, how long it will take.

Because OTCQB and OTCBB stocks are usually not followed by analysts, there may be lower trading volume than for NASDAQ-listed securities.

Section 15(g) of the Exchange Act

Our shares will be covered by Section 15(g) of the Exchange Act, and Rules 15g-1 through 15g-6 promulgated thereunder. They impose additional sales practice requirements on broker-dealers who sell our securities to persons other than established customers and accredited investors (generally institutions with assets in excess of $5,000,000 or individuals with net worth in excess of $1,000,000 excluding revenue or annual income exceeding $200,000 or $300,000 jointly with their spouses).

Rule 15g-1 exempts a number of specific transactions from the scope of the penny stock rules (but is not applicable to us).

Rule 15g-2 declares unlawful broker-dealer transactions in penny stocks unless the broker-dealer has first provided to the customer a standardized disclosure document.

Rule 15g-3 provides that it is unlawful for a broker-dealer to engage in a penny stock transaction unless the broker-dealer first discloses and subsequently confirms to the customer current quotation prices or similar market information concerning the penny stock in question.

Rule 15g-4 prohibits broker-dealers from completing penny stock transactions for a customer unless the broker-dealer first discloses to the customer the amount of compensation or other remuneration received as a result of the penny stock transaction.

Rule 15g-5 requires that a broker-dealer executing a penny stock transaction, other than one exempt under Rule 15g-1, disclose to its customer, at the time of or prior to the transaction, information about the sales persons compensation.

Rule 15g-6 requires broker-dealers selling penny stocks to provide their customers with monthly account statements.

Rule 3a51-1 of the Exchange Act establishes the definition of a "penny stock," for purposes relevant to us, as any equity security that has a minimum bid price of less than $5.00 per share or with an exercise price of less than $5.00 per share, subject to a limited number of exceptions. It is likely that our shares will be considered to be penny stocks for the immediately foreseeable future. For any transaction involving a penny stock, unless exempt, the penny stock rules require that a broker or dealer approve a person's account for transactions in penny stocks and the broker or dealer receive from the investor a written agreement to the transaction setting forth the identity and quantity of the penny stock to be purchased.

In order to approve a person's account for transactions in penny stocks, the broker or dealer must obtain financial information and investment experience and objectives of the person and make a reasonable determination that the transactions in penny stocks are suitable for that person and that that person has sufficient knowledge and experience in financial matters to be capable of evaluating the risks of transactions in penny stocks.

The broker or dealer must also deliver, prior to any transaction in a penny stock, a disclosure schedule prepared by the SEC relating to the penny stock market, which, in highlight form, sets forth:

-	the basis on which the broker or dealer made the suitability determination, and

-	that the broker or dealer received a signed, written agreement from the investor prior to the transaction

Disclosure also has to be made about the risks of investing in penny stock in both public offerings and in secondary trading and commission’s payable to both the broker-dealer and the registered representative, current quotations for the securities and the rights and remedies available to an investor in cases of fraud in penny stock transactions. Additionally, monthly statements have to be sent disclosing recent price information for the penny stock held in the account and information on the limited market in penny stocks.

Many brokers have decided not to trade penny stocks because of the requirements of the penny stock rules and, as a result, the number of broker-dealers willing to act as market makers in such securities is limited. If the Company remains subject to the penny stock rules for any significant period, which is likely, it could have an adverse effect on the market, if any, for the Company’s securities. If the Company’s securities are subject to the penny stock rules, investors will find it difficult to dispose of the Company’s securities.

State Securities – Blue Sky Laws

There is no established public market for our common stock, and there can be no assurance that any market will develop in the foreseeable future. Transfer of our common stock may also be restricted under the securities or securities regulations laws promulgated by various states and foreign jurisdictions, commonly referred to as "Blue Sky" laws. Absent compliance with such individual state laws, our common stock may not be traded in such jurisdictions. Because the securities registered hereunder have not been registered for resale under the blue sky laws of any state, the holders of such shares and persons who desire to purchase them in any trading market that might develop in the future, should be aware that there may be significant state blue-sky law restrictions upon the ability of investors to sell the securities and of purchasers to purchase the securities. Accordingly, investors may not be able to liquidate their investments and should be prepared to hold the common stock for an indefinite period of time.

                We have applied for listing in Mergent, Inc., a leading provider of business and financial information on publicly listed companies, which, once published, will provide Hoverink International Holdings,Inc. with “manual” exemptions in approximately 33 states as indicated in CCH Blue Sky Law Desk Reference at Section 6301 entitled “Standard Manuals Exemptions.” Our application was approved by Mergent, Inc.in June 2015.

Thirty-three states have what is commonly referred to as a "manual exemption" for secondary trading of securities such as those to be resold by selling stockholders under this registration statement. In these states, so long as we obtain and maintain a listing in Mergent, Inc. or Standard and Poor's Corporate Manual, secondary trading of our common stock can occur without any filing, review or approval by state regulatory authorities in these states. These states are: Alaska, Arizona, Arkansas, Colorado, Connecticut, District of Columbia, Florida, Hawaii, Idaho, Indiana, Iowa, Kansas, Maine, Maryland, Massachusetts, Michigan, Mississippi, Missouri, Nebraska, New Jersey,

New Mexico, North Carolina, North Dakota, Ohio, Oklahoma, Oregon, Rhode Island, South Carolina, Texas, Utah, Washington, West Virginia and Wyoming. We cannot secure this listing, and thus this qualification, until after our registration statement is declared effective. Once we secure this listing (assuming that being a development stage and shell company is not a bar to such listing), secondary trading can occur in these states without further action.

Upon effectiveness of this Prospectus, the Company intends to continue to be deemed a “reporting issuer” under Section   12

(g) of the Exchange Act, as amended, by way of filing a Form 8-A with the SEC. A Form 8-A is a “short form” of registration whereby information about the Company will be incorporated by reference to the Registration Statement on Form S-1, of which this prospectus is a part. Upon filing of the Form 8-A, if done, the Company’s shares of common stock will become “covered securities,” or “federally covered securities” as described in some states’ laws, which means that unless you are an “underwriter” or “dealer,” you will have a “secondary trading” exemption under the laws of most states (and the District of Columbia, Guam, the Virgin Islands and Puerto Rico) to resell the shares of common stock you purchase in this offering. However, four states do impose filing requirements on the Company: Michigan, New Hampshire, Texas and Vermont. The Company may, at its own cost, make the required notice filings in Michigan, New Hampshire, Texas and Vermont immediately after filing its Form 8-A with the SEC.

We currently do not intend to and may not be able to qualify securities for resale in other states which require shares to be qualified before they can be resold by our shareholders.

Limitations Imposed by Regulation M

Under applicable rules and regulations under the Exchange Act, any person engaged in the distribution of the shares may not simultaneously engage in market making activities with respect to our common stock for a period of two business days prior to the commencement of such distribution.

LEGAL MATTERS

Ronald J. Logan of the Logan Law Firm PLC 2999 North 44th Street, Suite 303 Phoenix, AZ 85018-7250 has given his opinion as attorneys-at-law regarding the validity of the issuance of the Shares offered by the Company and whether the shares offered in the Primary Offering and Secondary Offering may be sold pursuant to this prospectus after it becomes effective and while it remains current.
EXPERTS

Anton & Chia, LLP, an independent registered public accounting firm, has audited the balance sheets of Hoverink International Holding, Inc. as of December 31, 2014, and the related statements of operations, changes in stockholders’ equity (deficit), and cash flows for the year ended December 31, 2014. The Company has included such financial statements in the prospectus and elsewhere in the registration statement in reliance on the report of June 30, 2015, given their authority as experts in accounting and auditing

WHERE YOU CAN FIND MORE INFORMATION

We have filed with the Securities and Exchange Commission a registration statement on Form S-1, including exhibits, schedules and amendments, under the Securities Act with respect to the shares of common stock to be sold in this offering. This prospectus does not contain all the information included in the registration statement. For further information about us and the shares of our common stock to be sold in this offering, please refer to our registration statement.

As of the effective date of our registration statement of which this prospectus is a part, we will become subject to certain informational requirements of the Exchange Act, as amended and we will be required to file periodic reports (i.e., annual, quarterly and material events) with the SEC which will be immediately available to the public for inspection and copying. In the event during the year that our registration statement becomes effective, these reporting obligations may be automatically suspended under Section 15(d) of the Exchange Act if we have less than 300 shareholders and do not file a registration statement on Form 8-A (of which we have no current plans to file). If this occurs after the year in which our registration statement becomes effective, we will no longer be obligated to file such periodic reports with the SEC and access to our business information would then be even more restricted. After this registration statement on Form S-1 becomes effective, we may be required to deliver periodic reports to security holders as proscribed by the Exchange Act, as amended. However, we will not be required to furnish proxy statements to security holders and our directors, officers and principal beneficial owners will not be required to report their beneficial ownership of securities to the SEC pursuant to Section 16 of the Exchange Act until we have both 500 or more security holders and greater than $10 million in assets. This means that access to information regarding our business and operations will be limited.

You may read and copy any document we file at the SEC's public reference room at 100 F Street, N. E., Washington, D.C. 20549. You should call the SEC at 1-800-SEC-0330 for further information on the public reference rooms.

Our SEC filings will also be available to the public at the SEC's web site at "http:/www.sec.gov."

You may request, and we will voluntarily provide, a copy of our filings, including our annual report which will contain audited financial statements, at no cost to you, by writing or telephoning us at the following address:

Hoverink International Holdings, Inc.

10250 Constellation Boulevard, Suite 2300

Century City, CA 90067

(888) 511-7358

PART II

Item 13. Other expenses of Issuance and Distribution

The following table sets forth the Company’s expenses in connection with this registration statement. All of the listed expenses are estimates, other than the filing fees payable to the Securities and Exchange Commission.

Registration Fees	$	[4,000	]
State filing fees	$	[1,000	]
Edgarizing fees	$	[4,000	]
Transfer agent fees	$	[4,000	]
Accounting fees	$	[5,000	]
Legal fees	$	[5,000	]
Printing	$	[6,000	]
Investor Relations fees	$	[9,000	]

Item 14. Indemnification of Directors and Officers

Section 145(a) of the General Corporation Law of the State of Delaware (the “DGCL”) provides that a corporation shall have the power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interest of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction or upon a plea of nolo contendere or its equivalent shall not, of itself, create a presumption that the person did not act in good faith and in a manner which the person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that his conduct was unlawful.

Section 145(b) of the DGCL provides that a corporation shall have the power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys’ fees) actually and reasonably incurred by him in connection with the defense or settlement of such action or suit if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation and except that no indemnification shall be made with respect to any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

Our Certificate of Incorporation provides for indemnification of our directors, officers, employees and other agents to the maximum extent permitted by the DGCL, and our amended and restated bylaws to be in effect upon the completion of this offering provide for indemnification of our directors, officers, employees and other agents to the maximum extent permitted by the DGCL.

In addition, we have entered into indemnification agreements with our directors and officers containing provisions which are in some respects broader than the specific indemnification provisions contained in the DGCL. The indemnification agreements require us, among other things, to indemnify our directors against certain liabilities that may arise by reason of their status or service as directors and to advance their expenses incurred as a result of any proceeding against them as to which they could be indemnified.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

The Company issued 1,960,000 shares to Dr. Neil Gallagher, for founder’s shares

The Company issued 2,860,000 shares to Davidra Nicole Sajna,

The Company issued 2,640,000 shares to Debbie Carter our chief executive officer, and chief financial officer, for founder’s shares

The Company issued 3,480,000 shares to Cyrus Sajna & Davidra Nicole Sajna Trust(1) , for founder’s shares.

On March 19th of 2015 the company entered into a loan for $138,000.00.  This loan matures in March 31st 2019 and can be paid in full at any time before without prepayment penalty.

ITEM 3. DEFAULTS UPON SENIOR SECURITIES

Not applicable.
ITEM 4. SUBMISSION OF MATTERS TO A VOTE OF SECURITYHOLDERS

In February, 2015, the Company changed its name by unanimous vote of all the shareholders from Sky Run Acquisition Corporation to Hoverink International Holdings Inc.

Although during the quarter covered by this report, the members of the Board of Directors has changed as has the control of the Company, there have not been any material changes to the procedures by which security holders may recommend nominees to the Board of Directors.

FINANCIAL STATEMENTS

Notes to Financial Statements 6-8

ANTON & CHIA, LLP CERTIFIED PUBLIC ACCOUNTANTS

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Stockholders of Hoverink International Holdings Inc.:

We have audited the accompanying balance sheets of Hoverink International Holdings Inc. (the "Company") as of December 31, 2014 and 2013, and the related statements of op0erations, stockholders' deficit, and cash flows for the period from July 2, 2013 (Inception) through December 31, 2013 and for the year ended 2013. The Company's management is responsible for these financial statements. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The company is not required to have, nor were we engaged to perform, an audits of its internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the company's internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of the Company as of December 31, 2014 and 2013, and the results of its operations and its cash flows for the period from July 2, 2013 (Inception) through December 31, 2013 and for the year ended 2014, in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 2 to the financial statements, the Company has had no revenues and income since inception. These conditions, among others, raise substantial doubt about the Company's ability to continue as a going concern. Management's plans concerning these matters are also described in Note 2, which includes the raising of additional equity financing or merger with another entity. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/ Anton & Chia LLP
Newport Beach, CA
March 30, 2015

HOVERINK INTERNATIONAL HOLDINGS, INC. BALANCE SHEETS

ASSETS

	December 31, 2014	December 31, 2013

Current assets
Cash	$0	$2,000
Total assets	$0	2,000

LIABILITIES AND STOCKHOLDERS' DEFICIT

Current liabilities
Accrued liabilities		$0	400
Total liabilities	$	$ 0	400
Stockholders' Deficit Common Stock; $0.0001 par value, 100,000,000 shares authorized; 20,000,000 shares issued and outstanding		2,000	2,000
Discount on Common Stock		(2,000)	-
Additional paid-in capital		1,407	257
Deficit		(1,407)	(657)
Total stockholders' deficit		0	1,600
Total Liabilities and stockholders' deficit		$0	$2,000

The accompanying notes are an integral part of these financial statements

HOVERINK INTERNATIONAL HOLDINGS, INC. STATEMENTS OF OPERATIONS

	Year End December 31, 2014	Year End December 31, 2013
Revenue	$-	$-
Operating expenses	$750	657
Income tax expense	-	-
Net loss	(750)	(657)
Loss per share - basic and diluted	$(0)	(0)

Weighted average shares- basic and diluted	20,000,000	20,000,000

The accompanying notes are an integral part of these financial statements

HOVERINK INTERNATIONAL HOLDINGS, INC. STATEMENTS OF CHANGES IN STOCKHOLDERS' DEFICIT

	Common Stock
	Shares	Amount	Additional paid-in capital	Discount on Common Stock	Accumulated Deficit	Total Stockholders' Deficit
July 2, 2013 (Inception)	-	-	-	-	-	-
Issuance of common stock	20,000,000	2,000	-	-	-	2,000
Additional paid-in capital	-	-	257	-	-	257
Net loss	-	-	-	-	(657)	(657)
Balance, December 31, 2013	20,000,000	2,000	257	-	(657)	1,600
Issuance of common stock	-	-	-	(2,000)	-	(2,000)
Additional paid-in capital	-	-	1,150	-	-	1,150
Net loss	-	-	-	-	(750)	(750)
Balance, December 31, 2014	20,000,000	2,000	1,407	(2,000)	(1,407)	-

The accompanying notes are an integral part of these financial statements

HOVERINK INTERNATIONAL HOLDINGS, INC. STATEMENTS OF CASH FLOWS

	Year End December 31, 2014	For the period from July 9, 2013 (Inception) to December 31, 2013
OPERATING ACTIVITIES
Net loss	$(750)	(657)
Non-Cash adjustments to reconcile loss to net cash and expenses paid by stockholder and contributed as capital	1,150	0
Changes in Operating Assets and Liabilities Accrued liabilities	(400)	400
Net cash used in operating activities	-	(257)
INVESTING ACTIVITIES	-	-
Development of software	-	-
Net cash used in investing activities	-	-
FINANCING ACTIVITIES
Proceeds from issuance of common stock	-	2,000
Proceeds from stockowners' contributions	-	257
Net cash used in financing activities	-	2,257
Net increase in cash	-	2,000
Cash, beginning of period	-	-
Cash, end of period	-	2,000

The accompanying notes are an integral part of these financial statements

HOVERINK INTERNATIONAL HOLDINGS, INC.

Notes to the Financial Statements

NOTE 1 NATURE OF OPERATIONS AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES NATURE OF OPERATIONS

Hoverink International Holdings, Inc. ("Hoverink" or "the Company") was incorporated on July 2, 2013 under the laws of the state of Delaware to engage in any lawful corporate undertaking, including, but not limited to, selected mergers and acquisitions. The Company has been in the developmental stage since inception and its operations to date have been limited to issuing shares to its original shareholders. The Company will attempt to locate and negotiate with a business entity for the combination of that target company with the Company. The combination will normally take the form of a merger, stock-for-stock exchange or stock-for-assets exchange. In most instances the target company will wish to structure the business combination to be within the definition of a tax-free reorganization under Section 351 or Section 368 of the Internal Revenue Code of 1986, as amended. No assurances can be given that the Company will be successful in locating or negotiating with any target company. The Company has been formed to provide a method for a foreign or domestic private company to become a reporting company with a class of securities registered under the Securities Exchange Act of 1934.

BASIS OF PRESENTATION

The summary of significant accounting policies presented below is designed to assist in understanding the Company's financial statements. Such financial statements and accompanying notes are the representations of the Company's management, who are responsible for their integrity and objectivity. These accounting policies conform to accounting principles generally accepted in the United States of America ("GAAP") in all material respects, and have been consistently applied in preparing the accompanying financial statements.

USE OF ESTIMATES

The preparation of financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements, and the reported amounts of revenues and expenses during the reporting periods. Actual results could differ from those estimates.

CASH

Cash and cash equivalents include cash on hand and on deposit at banking institutions as well as all highly liquid short-term investments with original maturities of 90 days or less. The Company did not have cash equivalents as of December 31, 2014 and 2013.

CONCENTRATION OF RISK

Financial instruments that potentially subject the Company to concentrations of credit risk consist principally of cash. The Company places its cash with high quality banking institutions. The Company did not have cash balances in excess of the Federal Deposit Insurance Corporation limit as of December 31, 2014 and 2013.

INCOME TAXES

Under ASC 740, "Income Taxes," deferred tax assets and liabilities are recognized for the future tax consequences attributable to temporary differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. Valuation allowances are established when it is more likely than not that some or all of the deferred tax assets will not be realized. As of December 31, 2014, there were no deferred taxes due to the uncertainty of the realization of net operating loss or carry forward prior to expiration.

LOSS PER COMMON SHARE

Basic loss per common share excludes dilution and is computed by dividing net loss by the weighted average number of common shares outstanding during the period. Diluted loss per common share reflect the potential dilution that could occur if securities or other contracts to issue common stock were exercised or converted into common stock or resulted in the issuance of common stock that then shared in the loss of the entity. As of December 31, 2014, there are no outstanding dilutive securities.

FAIR VALUE OF FINANCIAL INSTRUMENTS

The Company follows guidance for accounting for fair value measurements of financial assets and financial liabilities and for fair value measurements of nonfinancial items that are recognized or disclosed at fair value in the financial statements on a recurring basis. Additionally, the Company adopted guidance for fair value measurement related to nonfinancial items that are recognized and disclosed at fair value in the financial statements on a nonrecurring basis. The guidance establishes a fair value hierarchy that prioritizes the inputs to valuation techniques used to measure fair value. The hierarchy gives the highest priority to unadjusted quoted prices in active markets for identical assets or liabilities (Level 1 measurements) and the lowest priority to measurements involving significant unobservable inputs (Level 3 measurements). The three levels of the fair value hierarchy are as follows:

Level 1 inputs are quoted prices (unadjusted) in active markets for identical assets or liabilities that the Company has the ability to access at the measurement date.

Level 2 inputs are inputs other than quoted prices included within Level 1 that are observable for the asset or liability, either directly or indirectly.

Level 3 inputs are unobservable inputs for the asset or liability. The carrying amounts of financial assets such as cash approximate their fair values because of the short maturity of these instruments.

NOTE 2 - GOING CONCERN

The Company has not yet generated any revenue since inception to date and has sustained operating losses during the period ended December 31, 2014. The Company had an accumulated deficit of $1,407 as of December 31, 2014. The Company's continuation as a going concern is dependent on its ability to generate sufficient cash flows from operations to meet its obligations and/or obtaining additional financing from its members or other sources, as may be required.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern; however, the above condition raises substantial doubt about the Company's ability to do so. The financial statements do not include any adjustments to reflect the possible future effects on the recoverability and classification of assets or the amounts and classifications of liabilities that may result should the Company be unable to continue as a going concern.

In order to maintain its current level of operations, the Company will require additional working capital from either cash flow from operations or from the sale of its equity. However, the Company currently has no commitments from any third parties for the purchase of its equity. If the Company is unable to acquire additional working capital, it will be required to significantly reduce its current level of operations.

NOTE 3 - RECENT ACCOUNTING PRONOUNCEMENTS

Adopted

On June 10, 2014, the FASB issued ASU 2014-10, Development Stage Entities (Topic 915). The amendments in this update remove the definition of a development stage entity from Topic 915, thereby removing the distinction between development stage entities and other reporting entities from U.S. GAAP. In addition, the amendments eliminate the requirements for development stage entities to (1) present inception-to-date information on the statements of income, cash flows, and shareholder's equity, (2) label the financial statements as those of a development stage entity, (3) disclose a description of the development stage activities in which the entity is engaged, and (4) disclose in the first year in which the entity is no longer a development stage entity that in prior years it had been in the development stage. Early adoption is permitted. The Company has adopted this accounting standard. The accounting pronouncement does not have a material effect on the financial statements.

Other recent accounting pronouncements issued by the FASB (including its Emerging Issues Task Force) and the United States Securities and Exchange Commission did not or are not believed by management to have a material impact on the Company's present or future financial statements.

NOTE 4 STOCKHOLDERS' DEFICIT

On July 9, 2013, the Company issued 20,000,000 common shares to two directors and officers at a discount of $2,000.

The Company is authorized to issue 100,000,000 shares of common stock and 20,000,000 shares of preferred stock. As of December 31, 2014, 20,000,000 shares of common stock and no preferred stock were issued and outstanding.

Item 17. Undertakings

The undersigned registrant hereby undertakes:

1.	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:
i.	To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;
ii.
To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.

iii.
To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

2.
That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

3.
To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.
That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

4.
Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized on September 4, 2015.

HOVERINK INTERNATIONAL HOLDINGS, INC.

By:          /s/ Debbie Mae Carter
Title: Debbie Mae Carter
                                                                                                Principal Executive Officer,
                                                                                                Principal Financial Officer

By:          /s/ Cyrus Sajna
Title: Vice President and Director

By:          /s/ Davidra Nicole Sajna
Title: President, Chairman of the Board of Directors

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons, constituting all of the members of the board of directors, in the capacities and on the dates indicated.

Signature	Capacity	Date

/s/ Debbie Mae Carter	Director	September 4, 2015

/s/ Cyrus Sajna	Director	September 4, 2015

/s/ Davidra Sajna	Director	September 4, 2015